EXHIBIT 99.1
Item 6. Selected Financial Data
     The following selected financial data for the five years ended December 31, 2004 are derived from our audited consolidated financial statements (in thousands, except per share data):

	Year Ended December 31
	2000	2001	2002	2003	2004
Operating Data
Revenues (1)	$115,417	$112,179	$142,756	$188,314	$243,810
Expenses:
Interest expense (1)	28,790	25,876	35,946	50,460	69,879
Provision for depreciation (1)	16,515	22,430	31,619	45,423	69,250
Other operating expenses (2)	9,570	10,853	13,038	17,274	21,178
Impairment of assets			2,298	2,792	314
Loss on extinguishment of debt (3)		213	403
Loss on investment	2,000

Total expenses	56,875	59,372	83,304	115,949	160,621

Income from continuing operations	58,542	52,807	59,452	72,365	83,189
Income from discontinued operations, net (1)	9,514	7,742	8,207	10,375	2,182

Net income	68,056	60,549	67,659	82,740	85,371
Preferred stock dividends	13,490	13,505	12,468	9,218	12,737
Preferred stock redemption charge				2,790

Net income available to common stockholders	$54,566	$47,044	$55,191	$70,732	$72,634

Other Data
Average number of common shares outstanding:
Basic	28,418	30,534	36,702	43,572	51,544
Diluted	28,643	31,027	37,301	44,201	52,082
Per Share Data
Basic:
Income from continuing operations available to common stockholders	$1.59	$1.29	$1.28	$1.38	$1.37
Discontinued operations, net	0.33	0.25	0.22	0.24	0.04

Net income available to common stockholders	1.92	1.54	1.50	1.62	1.41
Diluted:
Income from continuing operations available to common stockholders	$1.58	$1.27	$1.26	$1.37	$1.35
Discontinued operations, net	0.33	0.25	0.22	0.23	0.04

Net income available to common stockholders	1.91	1.52	1.48	1.60	1.39
Cash distributions per common share	$2.335	$2.34	$2.34	$2.34	$2.385

	December 31
	2000	2001	2002	2003	2004
Balance Sheet Data
Net real estate investments	$1,121,419	$1,213,564	$1,524,457	$1,992,446	$2,441,972
Total assets	1,156,904	1,269,843	1,594,110	2,182,731	2,549,643
Total debt	439,752	491,216	676,331	1,013,184	1,186,225
Total liabilities	458,297	511,973	696,878	1,033,052	1,214,364
Total stockholders’ equity	698,607	757,870	897,232	1,149,679	1,335,279

(1)	In accordance with FASB Statement No. 144, we have reclassified the income and expenses attributable to the properties sold subsequent to January 1, 2002 through September 30, 2005 and attributable to the properties held for sale at September 30, 2005 to discontinued operations for all periods presented. See Note 15 to our audited consolidated financial statements.

(2)	Other operating expenses include loan expense, provision for loan losses and general and administrative expenses.

(3)	Effective January 1, 2003, in accordance with FASB Statement No. 145, we reclassified the losses on extinguishments of debt in 2001 and 2002 to income from continuing operations rather than as extraordinary items as previously required under FASB Statement No. 4.

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations
     The following discussion and analysis is based primarily on the consolidated financial statements of Health Care REIT, Inc. for the periods presented and should be read together with the notes thereto. Other important factors are identified in “Item 1 — Business” in the Annual Report on Form 10-K for the year ended December 31, 2004.
Executive Overview
     Business
     Health Care REIT, Inc. is a self-administered, equity real estate investment trust that invests in health care facilities, primarily skilled nursing and assisted living facilities. We also invest in specialty care facilities. Founded in 1970, we were the first REIT to invest exclusively in health care facilities. As of December 31, 2004, long-term care facilities, which include skilled nursing and assisted living facilities, comprised approximately 93% of our investment portfolio. The following table summarizes our portfolio as of December 31, 2004:

	Investments (1)	Percentage of	Revenues (2)	Percentage of	Number of	Number of	Investment per	Number of	Number of
Type of Facility	(in thousands)	Investments	(in thousands)	Revenues	Facilities	Beds/Units	Bed/Unit (3)	Operators (4)	States (4)
Assisted Living Facilities	$1,335,717	54%	$139,440	55%	234	15,776	$84,911	31	33
Skilled Nursing Facilities	965,328	39%	98,677	39%	152	20,975	46,023	20	24
Specialty Care Facilities	151,833	7%	15,460	6%	8	1,111	136,663	5	5

Totals	$2,452,878	100%	$253,577	100%	394	37,862

(1)	Investments include real estate investments and credit enhancements which amounted to $2,447,233,000 and $5,645,000, respectively.

(2)	Revenues include gross revenues and revenues from discontinued operations for the year ended December 31, 2004.

(3)	Investment per Bed/Unit was computed by using the total investment amount of $2,456,711,000 which includes real estate investments, credit enhancements and unfunded construction commitments for which initial funding has commenced which amounted to $2,447,233,000, $5,645,000 and $3,833,000, respectively.

(4)	We have investments in properties located in 35 states and managed by 50 different operators.
     Our primary objectives are to protect stockholders’ capital and enhance stockholder value. We seek to pay consistent cash dividends to stockholders and create opportunities to increase dividend payments to stockholders as a result of annual increases in rental and interest income and portfolio growth. To meet these objectives, we invest primarily in long-term care facilities managed by experienced operators and diversify our investment portfolio by operator and geographic location.
     Substantially all of our revenues and sources of cash flows from operations are derived from operating lease rentals and interest earned on outstanding loans receivable. These items represent our primary source of liquidity to fund distributions and are dependent upon our operators’ continued ability to make contractual rent and interest payments to us. To the extent that our operators experience operating difficulties and are unable to generate sufficient cash to make payments to us, there could be a material adverse impact on our consolidated results of operations, liquidity and/or financial condition. To mitigate this risk, we monitor our investments through a variety of methods determined by the type of health care facility and operator. Our monitoring process includes review of monthly financial statements for each facility, quarterly review of operator credit, annual facility inspections and review of covenant compliance relating to licensure, real estate taxes, letters of credit and other collateral. In monitoring our portfolio, our personnel use a proprietary database to collect and analyze facility-specific data. Additionally, we conduct extensive research to ascertain industry trends and risks. Through these monitoring and research efforts, we are typically able to intervene at an early stage and address payment risk, and in so doing, support both the collectibility of revenue and the value of our investment.
     In addition to our monitoring and research efforts, we also structure our investments to help mitigate payment risk. We typically invest in or finance up to 90% of the appraised value of a property. Operating leases and loans are normally credit enhanced by guaranties and/or letters of credit. In addition, operating leases are typically structured as master leases and loans are generally cross-defaulted and cross-collateralized with other loans, operating leases or agreements between us and the operator and its affiliates. As of December 31, 2004, 85% of our real property was subject to master leases, 96% of our real estate investments were cross-defaulted with other investments relating to the same operator and 78% of our real property loans were cross-collateralized with other loans to the same operator.
     For the year ended December 31, 2004, rental income and interest income represented 90% and 9%, respectively, of total gross revenues. Prior to June 2004, our standard lease structure contained fixed annual rental escalators, which were generally recognized on a straight-line basis over the initial lease period. Beginning in June 2004, our new standard lease structure contains annual rental escalators that are contingent upon changes in the Consumer Price Index and/or changes in the gross operating revenues of the property. These escalators are not fixed, so no straight-line rent is recorded; however, rental income is recorded based on the contractual cash rental payments due for the period. This lease structure will initially generate lower revenues, net income and funds from operations compared to leases with fixed escalators that require straight-lining, but will enable us to generate additional organic growth and minimize non-cash straight-line rent over time. This change does not affect our cash flow or our ability to pay dividends. Our yield on loans receivable depends upon a number of factors, including the stated interest rate, the average principal amount outstanding during the term of the loan and any interest rate adjustments.
     Depending upon the availability and cost of external capital, we anticipate making additional investments in health care related facilities. New investments are generally funded from temporary borrowings under our unsecured lines of credit arrangements, internally generated cash and the proceeds from sales of real property. Our investments generate internal cash from rent and interest receipts and principal payments on loans receivable. Permanent financing for future investments, which replaces funds drawn under the unsecured lines of credit arrangements, is expected to be provided through a combination of public and private offerings of debt and equity securities and the incurrence of secured debt. We believe our liquidity and various sources of available capital are sufficient to fund operations, meet debt service obligations (both principal and interest), make dividend distributions and finance future investments.
     Depending upon market conditions, we believe that new investments will be available in the future with spreads over our cost of capital that will generate appropriate returns to our stockholders. During the year ended December 31, 2004, we completed $584,931,000 of gross new investments and had $62,584,000 of real property sales and mortgage loan payoffs, resulting in net investments of $522,347,000. We previously issued investment guidance indicating that we anticipated net new investments of $250,000,000 in 2005. We recently adjusted our net new investment guidance for 2005 to $200,000,000, due to the anticipated disposition of two investments totaling approximately $50,000,000 that were not in the original guidance. Although no additional investment payoffs have been specifically identified, we anticipate the potential repayment of certain mortgage loans receivable and the possible sale of additional real property. To the extent that mortgage loan repayments and real property sales exceed new investments, our revenues and cash flows from operations could be adversely affected. We expect to reinvest the proceeds from any mortgage loan repayments and real property sales in new investments. To the extent that new investment requirements exceed our available cash on-hand, we expect to borrow under our unsecured lines of credit arrangements. At December 31, 2004, we had $19,763,000 of cash and cash equivalents and $189,000,000 of available borrowing capacity under our unsecured lines of credit arrangements.

Key Transactions in 2004
We completed the following key transactions during the year ended December 31, 2004:

•	our Board of Directors increased our quarterly dividend to $0.60 per share, which represented a one and one-half cent increase from the quarterly dividend of $0.585 paid for 2003. The dividend declared for the quarter ended December 31, 2004 represents the 135th consecutive dividend payment;

•	we expanded our primary unsecured line of credit arrangement from $225,000,000 to $310,000,000. The existing bank group, in conjunction with two new participants, First Tennessee Bank, N.A. and LaSalle Bank National Association, provided the additional capacity;

•	we extended our $30,000,000 unsecured line of credit arrangement to May 2005;

•	we issued 7,000,000 shares of 7.625% Series F Cumulative Redeemable Preferred Stock, generating approximately $169,107,000 of net proceeds;

•	we issued $50,000,000 of senior unsecured notes due November 15, 2013, at an effective yield of 5.68%, generating approximately $50,708,000 of net proceeds;

•	we filed a registration statement with the Securities and Exchange Commission on December 1, 2004 for the issuance of up to $1,081,794,619 of securities. We anticipate that this shelf registration will be effective in the first half of 2005;

•	we completed $584,931,000 of new investments and had $62,584,000 of real property sales and mortgage loan payoffs; and

•	our only remaining operator bankruptcy was resolved with the April 2004 bankruptcy court approval of the debtors’ plan of reorganization for Doctors Community Healthcare Corporation.
     Key Performance Indicators, Trends and Uncertainties
     We utilize several key performance indicators to evaluate the various aspects of our business. These indicators are discussed below and relate to operating performance, concentration risk and credit strength. Management uses these key performance indicators to facilitate internal and external comparisons to our historical operating results, in making operating decisions and for budget planning purposes.
     Operating Performance. We believe that net income available to common stockholders (“NICS”) is the most appropriate earnings measure. Other useful supplemental measures of our operating performance include funds from operations (“FFO”) and funds available for distribution (“FAD”); however, these supplemental measures are not defined by accounting principles generally accepted in the United States (“U.S. GAAP”). Please refer to the section entitled “Non-GAAP Financial Measures” for further discussion of FFO and FAD and for reconciliations of FFO and FAD to NICS. NICS, FFO, FAD and their relative per share amounts are widely used by investors and analysts in the valuation, comparison and investment recommendations of companies. The following table reflects the recent historical trends for our operating performance measures (dollars in thousands, except per share data):

	Year Ended
	December 31	December 31	December 31
	2002	2003	2004
Net income available to common stockholders	$55,191	$70,732	$72,634
Funds from operations	96,573	119,463	146,742
Funds available for distribution	87,317	104,535	132,950
Per share data (fully diluted):
Net income available to common stockholders	$1.48	$1.60	$1.39
Funds from operations	2.59	2.70	2.82
Funds available for distribution	2.34	2.36	2.55

     Credit Strength. We measure our credit strength both in terms of leverage ratios and coverage ratios. Our leverage ratios include debt to book capitalization (“DBCR”) and debt to market capitalization (“DMCR”). The leverage ratios indicate how much of our balance sheet capitalization is related to long-term debt. We expect to maintain a DBCR between 40% and 50% and a DMCR between 30% and 40%. Our coverage ratios include interest coverage ratio (“ICR”) and fixed charge coverage ratio (“FCR”). The coverage ratios indicate our ability to service interest and fixed charges (interest plus preferred dividends). We expect to maintain an ICR in excess of 3.00 times and an FCR in excess of 2.50 times. The coverage ratios are based on earnings before interest, taxes, depreciation and amortization (“EBITDA”) which is discussed in further detail, and reconciled to net income, below in “Non-GAAP Financial Measures.” Leverage ratios and coverage ratios are widely used by investors, analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The following table reflects the recent historical trends for our credit strength measures:

	Year Ended
	December 31		December 31		December 31
	2002		2003		2004
Debt to book capitalization ratio	43%		47%		47%
Debt to market capitalization ratio	36%		34%		34%
Interest coverage ratio	3.67	x	3.50	x	3.24	x
Fixed charge coverage ratio	2.84	x	3.01	x	2.77	x
     Concentration Risk. We evaluate our concentration risk in terms of asset mix, investment mix, operator mix and geographic mix. Concentration risk is a valuable measure in understanding what portion of our investments could be at risk if certain sectors were to experience downturns. Asset mix measures the portion of our investments that are real property. In order to qualify as an equity REIT, at least 75% of our real estate investments must be real property whereby each property, which includes the land, buildings, improvements and related rights, is owned by us and leased to an operator pursuant to a long-term operating lease. Investment mix measures the portion of our investments that relate to our various facility types. We invest primarily in long-term care facilities. Operator mix measures the portion of our investments that relate to our top five operators. We try to limit our top five operators to 50% of our total real estate investments. Geographic mix measures the portion of our investments that relate to our top five states. We try to limit our top five states to 50% of our total real estate investments. The following table reflects our recent historical trends of concentration risk:

	December 31	December 31	December 31
	2002	2003	2004
Asset mix:
Real property	85%	87%	90%
Loans receivable	14%	11%	9%
Subdebt investments	1%	2%	1%

Investment mix:
Assisted living facilities	57%	60%	54%
Skilled nursing facilities	35%	32%	39%
Specialty care facilities	8%	8%	7%

	December 31	December 31	December 31
	2002	2003	2004
Operator mix:
Emeritus Corporation		12%	15%
Southern Assisted Living, Inc.		11%	8%
Commonwealth Communities L.L.C.	13%	10%	8%
Delta Health Group, Inc.			7%
Home Quality Management, Inc.	8%	7%	7%
Life Care Centers of America, Inc.	8%	6%
Merrill Gardens L.L.C.	9%
Alterra Healthcare Corporation	7%
Remaining operators	55%	54%	55%
Geographic mix:
Florida	10%	9%	15%
Massachusetts	15%	13%	14%
North Carolina		10%	8%
Ohio	7%	6%	6%
Texas	8%	6%	6%
Tennessee	6%
Remaining states	54%	56%	51%
     We evaluate our key performance indicators in conjunction with current expectations to determine if historical trends are indicative of future results. Our expected results may not be achieved and actual results may differ materially from our expectations. This may be a result of various factors, including, but not limited to:
•	the status of the economy;

•	the status of capital markets, including prevailing interest rates;

•	serious issues facing the health care industry, including compliance with, and changes to, regulations and payment policies and operators’ difficulty in obtaining and maintaining adequate liability and other insurance;

•	changes in financing terms;

•	competition within the health care and senior housing industries;

•	negative developments in the operating results or financial condition of operators, including, but not limited to, their ability to pay rent and repay loans;

•	the Company’s ability to transition or sell facilities with a profitable result;

•	operator bankruptcies;

•	government regulations affecting Medicare and Medicaid reimbursement rates;

•	liability claims and insurance costs for our operators;

•	unanticipated difficulties and/or expenditures relating to future acquisitions;

•	environmental laws affecting our properties;

•	delays in reinvestment of sale proceeds;

•	changes in rules or practices governing the Company’s financial reporting; and

•	structure related factors, including REIT qualification, anti-takeover provisions and key management personnel.
     Management regularly monitors the economic and other factors listed above. We develop strategic and tactical plans designed to improve performance and maximize our competitive position. Our ability to achieve our financial objectives is dependent upon our ability to effectively execute these plans and to appropriately respond to emerging economic and company-specific trends. Please refer to “Forward-Looking Statements and Risk Factors” below for further discussion of these risk factors.
     Portfolio Update
     Payment coverages in our portfolio continue to improve. Our overall payment coverage is at 1.78 times and represents an increase of 25 basis points from the prior year. The table below is a summary of the key performance measures for our portfolio. Census and payor mix data reflects the three months ended September 30, 2004. Coverage data reflects the 12 months ended September 30, 2004.

				Coverage Data
		Payor Mix
				Before	After
	Census	Private	Medicare	Management Fees	Management Fees
Assisted Living Facilities	87%	86%	0%	1.45x	1.23x
Skilled Nursing Facilities	87%	16%	15%	2.11x	1.62x
Specialty Care Facilities	66%	23%	40%	2.69x	2.08x

Weighted Averages				1.78x	1.44x
     Assisted Living Portfolio. At December 31, 2004, our assisted living portfolio was comprised of 234 facilities with 15,776 units and an investment balance of $1,335,717,000. The stabilized portfolio was comprised of 230 facilities with 15,115 units, an investment balance of $1,298,820,000, and payment coverage of 1.45 times, an increase of 14 basis points from the prior year. Our fill-up and construction properties remained within our stated goal of having no more than 10% to 15% of the portfolio in construction and fill-up. We currently have two assisted living facilities remaining in fill-up, representing less than 1% of our revenues. Only one facility has occupancy of less than 50%. Finally, we have two assisted living facilities in construction.
     Skilled Nursing Portfolio. At December 31, 2004, our skilled nursing portfolio was comprised of 152 facilities with 20,975 beds and an investment balance of $965,328,000. Average occupancies have risen from a low of 81% in the third quarter of 2000 to 87% in the third quarter of 2004. Our payment coverage remains strong at 2.11 times, an increase of 36 basis points from the prior year.
     Specialty Care Portfolio. At December 31, 2004, our specialty care portfolio was comprised of eight facilities with 1,111 beds and an investment balance of $151,833,000. Our payment coverage remains strong at 2.69 times, an increase of 77 basis points from the prior year.
     Corporate Governance
     Maintaining investor confidence and trust has become increasingly important in today’s business environment. Health Care REIT, Inc.’s Board of Directors and management are strongly committed to policies and procedures that reflect the highest level of ethical business practices. Our corporate governance guidelines provide the framework for our business operations and emphasize our commitment to increase stockholder value while meeting all applicable legal requirements. In March 2004, the Board of Directors adopted its Corporate Governance Guidelines. These guidelines meet the listing standards adopted by the New York Stock Exchange and are available on our Web site at www.hcreit.com and from us upon written request sent to the Vice President and Corporate Secretary, Health Care REIT, Inc., One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio, 43603-1475.
     On July 30, 2002, President George W. Bush signed into law the Sarbanes-Oxley Act of 2002 (“SOX”). SOX is designed to protect investors by improving the accuracy and reliability of corporate disclosures. SOX directed the Securities and Exchange Commission (“SEC”) to promulgate all necessary rules and regula-

tions. We believe we are in compliance with all of the new listing guidelines of the NYSE relating to corporate governance as well as the applicable provisions of SOX and the rules of the SEC adopted under SOX. The following is a summary of some of the important SOX related corporate governance initiatives for which we are compliant.
•	Prohibition on director/officer loans — effective July 2002, new officer and director loans are prohibited;

•	CEO/CFO certifications — beginning with the Form 10-Q for the period ended September 30, 2002, we provide the required CEO and CFO certifications attesting to the effectiveness of our disclosure controls and procedures for all necessary SEC filings;

•	Acceleration of Section 16 reports — we continue to meet the two day filing requirement for Section 16 reports, effective August 29, 2002, and we submit them electronically as of June 30, 2003;

•	Form 8-K Item 12 — our quarterly earnings releases are now furnished to the SEC via Form 8-K Item 12 (renumbered as Item 2.01 effective as of August 23, 2004) beginning with the quarter ended March 31, 2003;

•	Non-GAAP financial measures — all public disclosures issued subsequent to March 28, 2003 contain the required reconciliations and discussion of non-GAAP financial measures. Our primary non-GAAP financial measures are FFO, FAD and EBITDA;

•	Off-balance sheet arrangements and contractual obligations — we have always reported these items and adopted the new disclosure format beginning with our Annual Report on Form 10-K for the year ended December 31, 2003;

•	Prohibition on hiring former employees of the independent registered public accounting firm — effective May 2003, we may not hire former team members of our independent registered public accounting firm unless they have passed the “cooling-off period” as defined by the SEC;

•	Pre-approval of non-audit services — the Audit Committee of the Board of Directors adopted a pre-approval policy in May 2003 and has continued to refine it as the SEC issues additional interpretations and guidance. A description of the current pre-approval policy can be found in our Proxy Statement for the 2004 Annual Meeting of Stockholders (“Proxy Statement”);

•	Audit Committee financial expert — the Board has determined that at least one member of the Audit Committee satisfies the definition of a “financial expert” and we have made the required disclosures in our Proxy Statement;

•	Filing deadline accelerations — we have met and plan to continue to meet the SEC’s staged acceleration plan regarding Forms 10-Q and 10-K filing deadlines;

•	Code of ethics — in connection with the adoption of our Corporate Governance Guidelines in March 2004, we adopted a Code of Business Conduct and Ethics that is applicable to all of our directors, officers and employees. Our Code of Business Conduct and Ethics is available on our Web site at www.hcreit.com;

•	Independence — seven of our nine directors are independent and all members of our audit, compensation and nominating/corporate governance committees are independent. At each Board meeting, the non-management directors meet in a special session. Mr. Ballard, the chairman of the nominating/corporate governance committee, is the Presiding Director of such sessions;

•	Whistleblower mechanism — on January 28, 2004, the Audit Committee approved procedures for (a) the receipt, retention and treatment of complaints that we receive regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. Information regarding our Corporate Governance Hotline is available on our Web site at www.hcreit.com; and

•	Disclosures regarding committee functions and communications between security holders and the Board — beginning with the 2004 Proxy Statement, we have made the required disclosures regarding the independence and functions of the committees of the Board of Directors and have provided our security holders with information so they can communicate with our Board of Directors or any specific director.
     In addition to the items discussed above, the SEC has issued its final rules regarding compliance with SOX Section 404, Management Assessment of Internal Controls (“SOX404”). Pursuant to SOX404, we must develop enhanced procedures to understand, document, evaluate and monitor our internal controls and procedures for financial statement purposes. Beginning with the Annual Report on Form 10-K for the year ended December 31, 2004, we must provide an assessment report from management on the effectiveness of our internal controls. In addition, our independent registered public accounting firm must attest to and report on management’s assertions. See “Item 9A — Controls and Procedures” of the Annual Report on Form 10-K for the year ended December 31, 2004 for additional information. We implemented a SOX404 compliance plan in April 2003 and have completed all necessary documentation and testing of our internal controls in time to provide the required management report for the current year. To date, we have incurred costs (both internal and external) related to SOX404 and other corporate governance compliance initiatives and we anticipate that we will incur additional costs. These costs are included in general and administrative expenses.
Liquidity and Capital Resources
     Sources and Uses of Cash
     Our primary sources of cash include rent and interest receipts, borrowings under unsecured lines of credit arrangements, public and private offerings of debt and equity securities, proceeds from the sales of real property and principal payments on loans receivable. Our primary uses of cash include dividend distributions, debt service payments (including principal and interest), real property acquisitions, loan advances and general and administrative expenses. These sources and uses of cash are reflected in our Consolidated Statements of Cash Flows and are discussed in further detail below. The following is a summary of our sources and uses of cash flows (dollars in thousands):

	Year Ended		One Year Change		Year Ended	One Year Change		Two Year Change
	Dec. 31, 2002	Dec. 31, 2003	$	%	Dec. 31, 2004	$	%	$	%
Cash and cash equivalents at beginning of period	$9,826	$9,550	$(276)	-3%	$124,496	$114,946	1204%	$114,670	1167%
Cash provided from (used in) operating activities	105,367	129,521	24,154	23%	144,025	14,504	11%	38,658	37%
Cash provided from (used in) investing activities	(353,430)	(388,746)	(35,316)	10%	(507,362)	(118,616)	31%	(153,932)	44%
Cash provided from (used in) financing activities	247,787	374,171	126,384	51%	258,604	(115,567)	-31%	10,817	4%

Cash and cash equivalents at end of period	$9,550	$124,496	$114,946	1204%	$19,763	$(104,733)	-84%	$10,213	107%

     Operating Activities. The increases in net cash provided from operating activities are primarily attributable to increases in net income and the provision for depreciation offset by changes in receivables and other assets. Net income and the provision for depreciation increased primarily as a result of net new investments in properties owned by us. See the discussion of investing activities below for additional details. To the extent that we acquire or dispose of additional properties in the future, our provision for depreciation will change accordingly. Changes in receivables and other assets are primarily due to timing of cash receipts relating to rent, debt service and other contractual obligations and the fair value of our interest rate swap agreements.

     Investing Activities. The increases in net cash used in investing activities are primarily attributable to increases in net real property investments. At December 31, 2004, 90% of our real estate investments were real property investments. The investment activity during the year ended December 31, 2004 was approximately 95% real property investments and 5% loans. Investments for the year ended December 31, 2004 included the acquisition of 22 assisted living facilities and 52 skilled nursing facilities for $518,891,000, including the assumption of debt totaling $14,555,000. The remaining $38,211,000 of real property investments relates primarily to funding of construction and renovations on existing facilities. Of this amount, $9,523,000 related to construction advances on two assisted living facilities. For the same period in 2003, we acquired 69 assisted living facilities and 26 skilled nursing facilities for $474,385,000. The prior year acquisitions included the assumption of debt totaling $101,243,000 and the issuance of preferred stock totaling $26,500,000, resulting in $346,643,000 of cash disbursed for the acquisitions. In addition, we advanced $63,770,000 relating to construction and renovations on existing facilities. Of this amount, $29,496,000 related to construction advances on three assisted living facilities and one specialty care facility. We converted $36,794,000 of completed construction projects relating to one assisted living facility and the specialty care facility into operating lease properties in 2003. For the same period in 2002, we acquired 24 assisted living facilities, 21 skilled nursing facilities and one specialty care facility for $354,672,000. The 2002 acquisitions included the assumption of debt which reduced the amount funded by $2,248,000, resulting in $352,424,000 of cash disbursed for the acquisitions. In addition, we advanced $57,282,000 relating to construction and renovations on existing facilities. Of this amount, $19,595,000 related to construction advances on three assisted living facilities and one specialty care facility.
     Financing Activities. The changes in net cash provided from or used in financing activities are primarily attributable to changes related to our long-term debt, preferred stock issuances and redemptions, common stock issuances and cash distributions to stockholders. In September 2002, we issued $150,000,000 of 8.0% senior unsecured notes, maturing in September 2012, at an effective yield of 8.05%. In March 2003, we issued $100,000,000 of 8.0% senior unsecured notes, maturing in September 2012, at an effective yield of 7.40%. These notes were an add-on to the $150,000,000 senior unsecured notes issued in September 2002. In November 2003, we issued $250,000,000 of 6.0% senior unsecured notes, maturing in November 2013, at an effective yield of 6.01%. In September 2004, we issued $50,000,000 of 6.0% senior unsecured notes, maturing in November 2013, at an effective yield of 5.68%. These notes were an add-on to the $250,000,000 senior unsecured notes issued in November 2003. We extinguished $40,000,000 of 8.0% senior unsecured notes that matured in April 2004.
     There was no preferred stock activity for the year ended December 31, 2002. In July 2003, we closed on a public offering of 4,000,000 shares of 7.875% Series D Cumulative Redeemable Preferred Stock, which generated net proceeds of approximately $96,850,000. The shares have a liquidation value of $25 per share. The preferred stock, which has no stated maturity, may be redeemed by us on or after July 9, 2008. A portion of the proceeds from this offering were used to redeem all 3,000,000 shares of our 8.875% Series B Cumulative Redeemable Preferred Stock on July 15, 2003, at a redemption price of $25 per share plus accrued and unpaid dividends.
     In September 2003, we issued 1,060,000 shares of 6% Series E Cumulative Convertible and Redeemable Preferred Stock as partial consideration for an acquisition of assets by us, with the shares valued at $26,500,000 for such purposes. The shares were issued to Southern Assisted Living, Inc. and certain of its shareholders without registration in reliance upon the federal statutory exemption of Section 4(2) of the Securities Act of 1933, as amended. The shares have a liquidation value of $25 per share. The preferred stock, which has no stated maturity, may be redeemed by us on or after August 15, 2008. The preferred shares are convertible into common stock at a conversion price of $32.66 per share at any time. As of December 31, 2004, certain holders of our Series E Preferred Stock have converted 709,955 shares into 543,438 shares of our common stock, leaving 350,045 of such shares outstanding at December 31, 2004.
     In September 2004, we closed on a public offering of 7,000,000 shares of 7.625% Series F Cumulative Redeemable Preferred Stock, which generated net proceeds of approximately $169,107,000. The shares have a liquidation value of $25 per share. The preferred stock, which has no stated maturity, may be redeemed by us on or after September 14, 2009. The proceeds were used to repay borrowings under our unsecured lines of credit arrangements and to invest in additional health care properties.
     The change in common stock issuances is primarily attributable to public and private issuances in 2002 and 2003. In February 2002, we issued 906,000 shares of common stock, $1 par value, at a price of $27.59 per share, which generated net proceeds of approximately $23,657,000. In May 2002, we issued 3,450,000 shares of common stock, $1 par value, at a price of $28.00 per share, which generated net proceeds of approximately $91,578,000. In November 2002, we issued 930,000 shares of common stock, $1 par value, at a price of $26.90 per share, which generated net proceeds of approximately $24,952,000.
     In July 2003, we issued 1,583,100 shares of common stock, $1 par value, at a price of $30.32 per share, which generated net proceeds of approximately $47,950,000. In September 2003, we issued 3,200,000 shares of common stock, $1 par value, at a price of $30.25 per share, which generated net proceeds of approximately $91,583,000. In October 2003, we issued an additional 480,000 shares of common stock pursuant to the over-allotment exercise, which generated net proceeds of approximately $13,795,000.
     The remaining difference in common stock issuances is primarily related to our dividend reinvestment and stock purchase plan (“DRIP”), stock option exercises, restricted stock grants and preferred stock conversions. During the year ended December 31, 2002, we issued 355,000 shares of common stock pursuant to our DRIP, which generated net proceeds of $9,572,000. In May 2003, we instituted our enhanced DRIP. Existing stockholders, in addition to reinvesting dividends, may purchase up to $5,000 of common stock per month at a discount. Previously, stockholders could only purchase once per quarter. During the year ended December 31, 2004, we issued 1,533,000 shares of common stock pursuant to our DRIP, which generated net proceeds of approximately $51,575,000 as compared to 2,277,000 shares issued and $68,860,000 of net proceeds generated for the same period in 2003. As of February 28, 2005, we had an effective registration statement on file with the Securities and Exchange Commission under which we may issue up to 6,314,213 shares of common stock pursuant to our DRIP. As of February 28, 2005, 4,357,361 shares of common stock remained available for issuance under this registration statement.
     In order to qualify as a REIT for federal income tax purposes, we must distribute at least 90% of our taxable income (excluding capital gains) to our stockholders. During the year ended December 31, 2004, we paid dividends totaling $122,987,000 (or $2.385 per share) and $12,737,000 to holders of our common stock and preferred stock, respectively. For the same periods in 2003, we paid dividends totaling $101,863,000 (or $2.34 per share) and $9,218,000 to holders of our common stock and preferred stock, respectively. For the same periods in 2002, we paid dividends totaling $84,671,000 (or $2.34 per share) and $12,468,000 to holders of our common stock and preferred stock, respectively. The increase in common stock dividends is primarily attributable to the increase in common stock outstanding as discussed below in “Results of Operations.”
     Off-Balance Sheet Arrangements
     We have guaranteed the payment of industrial revenue bonds for one assisted living facility in the event that the present owner defaults upon its obligations. In consideration for this guaranty, we receive and recognize fees annually related to this arrangement. This guaranty expires upon the repayment of the industrial revenue bonds which currently mature in 2009. At December 31, 2004, we were contingently liable for $3,195,000 under this guaranty.
     We have an outstanding letter of credit issued for the benefit of certain insurance companies that provide workers’ compensation insurance to one of our tenants. Our obligation under the letter of credit matures in 2009. At December 31, 2004, our obligation under the letter of credit was $2,450,000.
     We are exposed to various market risks, including the potential loss arising from adverse changes in interest rates. We may or may not elect to use financial derivative instruments to hedge interest rate exposure. These decisions are principally based on our policy to match our variable rate investments with comparable borrowings, but are also based on the general trend in interest rates at the applicable dates and our perception of the future volatility of interest rates. As of December 31, 2004, we participated in two interest rate swap agreements related to our long-term debt. Our interest rate swaps are discussed below in “Contractual Obligations.”
     Contractual Obligations
     The following table summarizes our payment requirements under contractual obligations as of December 31, 2004 (in thousands):

	Payments Due by Period
		Less than			More than
Contractual Obligations	Total	1 Year	1-3 Years	3-5 Years	5 Years
Unsecured lines of credit arrangements (1)	$340,000	$30,000	$310,000	$0	$0
Senior unsecured notes	875,000		225,000	100,000	550,000
Secured debt	160,225	6,276	17,981	23,472	112,496
Contractual interest obligations	571,375	83,630	150,137	105,568	232,041
Capital lease obligations Operating lease obligations	16,036	1,778	2,341	1,857	10,060
Purchase obligations	86,648	7,646	63,110	4,500	11,392
Other long-term liabilities

Total contractual obligations	$2,049,284	$129,330	$768,569	$235,397	$915,989

(1)	Unsecured lines of credit arrangements reflected at 100% capacity.
     We have an unsecured credit arrangement with a consortium of eight banks providing for a revolving line of credit (“revolving credit”) in the amount of $310,000,000, which expires on May 15, 2006 (with the ability to extend for one year at our discretion if we are in compliance with all covenants). The agreement specifies that borrowings under the revolving credit are subject to interest payable in periods no longer than three months at either the agent bank’s prime rate of interest or 1.3% over LIBOR interest rate, at our option (3.7375% at December 31, 2004). In addition, we pay a commitment fee based on an annual rate of 0.325% and an annual agent’s fee of $50,000. Principal is due upon expiration of the agreement. We have another unsecured line of credit arrangement with a consortium of three banks for a total of $30,000,000, which expires May 31, 2005. Borrowings under this line of credit are subject to interest at either the lead bank’s prime rate of interest (5.25% at December 31, 2004) or 2.0% over LIBOR interest rate, at our option, and are due on demand. At December 31, 2004, we had $151,000,000 outstanding under the unsecured lines of credit arrangements and estimated total contractual interest obligations of $6,410,000. Contractual interest obligations are estimated based on the assumption that the balance of $151,000,000 at December 31, 2004 is constant until maturity at interest rates in effect at December 31, 2004.
     We have $875,000,000 of senior unsecured notes with fixed annual interest rates ranging from 6% to 8.17%, payable semi-annually. Total contractual interest obligations on senior unsecured notes totaled $394,191,000 at December 31, 2004. Additionally, we have 32 mortgage loans totaling $160,225,000, collateralized by health care facilities, with fixed annual interest rates ranging from 5.5% to 12%, payable monthly. The carrying values of the health care properties securing the mortgage loans totaled $233,591,000 at December 31, 2004. Total contractual interest obligations on mortgage loans totaled $139,454,000 at December 31, 2004.
     On May 6, 2004, we entered into two interest rate swap agreements (the “Swaps”) for a total notional amount of $100,000,000 to hedge changes in fair value attributable to changes in the LIBOR swap rate of $100,000,000 of fixed rate debt with a maturity date of November 15, 2013. The Swaps are treated as fair-value hedges for accounting purposes and we utilize the short-cut method in accordance with Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended. The Swaps are with highly rated counterparties in which we receive a fixed rate of 6% and pay a variable rate based on six-month LIBOR plus a spread. At December 31, 2004, total contractual interest obligations were estimated to be $31,320,000.
     At December 31, 2004, we had operating lease obligations of $16,036,000 relating to our office space, six assisted living facilities and three skilled nursing facilities.
     Purchase obligations are comprised of unfunded construction commitments and contingent purchase obligations. At December 31, 2004, we had outstanding construction financings of $26,183,000 ($25,463,000 for leased properties and $720,000 for construction loans) and were committed to providing additional financing of approximately $3,833,000 to complete construction. At December 31, 2004, we had contingent purchase obligations totaling $82,815,000. These contingent purchase obligations primarily relate to deferred acquisition fundings. Deferred acquisition fundings are contingent upon a tenant satisfying certain conditions in the lease. Upon funding, amounts due from the tenant are increased to reflect the additional investment in the property.
     Capital Structure
     As of December 31, 2004, we had stockholders’ equity of $1,335,279,000 and a total outstanding debt balance of $1,186,225,000, which represents a debt to total book capitalization ratio of 47%. Our ratio of debt to market capitalization was 34% at December 31, 2004. For the year ended December 31, 2004, our coverage ratio of EBITDA to interest was 3.24 to 1.00. For the year ended December 31, 2004, our coverage ratio of EBITDA to fixed charges was 2.77 to 1.00. Also, at December 31, 2004, we had $19,763,000 of cash and cash equivalents and $189,000,000 of available borrowing capacity under our unsecured lines of credit arrangements.
     Our debt agreements contain various covenants, restrictions and events of default. Among other things, these provisions require us to maintain certain financial ratios and minimum net worth and impose certain limits on our ability to incur indebtedness, create liens and make investments or acquisitions. As of December 31, 2004, we were in compliance with all of the covenants under our debt agreements. None of our debt agreements contain provisions for acceleration which could be triggered by our debt ratings. However, under our unsecured lines of credit arrangements, the ratings on our senior unsecured notes are used to determine the fees and interest payable.
     Our senior unsecured notes are rated Baa3 (stable), BBB- (stable) and BBB- (positive) by Moody’s Investors Service, Standard and Poor’s Investor Service and Fitch Ratings, respectively. We plan to manage the Company to maintain investment grade status with a capital structure consistent with our current profile. Any downgrades in terms of ratings or outlook by any or all of the noted rating agencies could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our consolidated results of operations, liquidity and/or financial condition.
     As of February 28, 2005, we had an effective shelf registration statement on file with the Securities and Exchange Commission under which we may issue up to $356,794,619 of securities including debt securities, common and preferred stock, depositary shares, warrants and units. We filed a registration statement with the Securities and Exchange Commission on December 1, 2004 for the issuance of up to $1,081,794,619 of securities to replace the existing shelf registration. We anticipate that this shelf registration will be effective in the first half of 2005. Also, as of February 28, 2005, we had an effective registration statement on file in connection with our enhanced DRIP program under which we may issue up to 6,314,213 shares of common stock. As of February 28, 2005, 4,357,361 shares of common stock remained available for issuance under this registration statement. Depending upon market conditions, we anticipate issuing securities under our registration statements to invest in additional health care facilities and to repay borrowings under our unsecured lines of credit arrangements.

Results of Operations

								Two Year
	Year Ended		One Year Change		Year Ended	One Year Change		Change
	Dec. 31, 2002	Dec. 31, 2003	$	%	Dec. 31, 2004	$	%	$	%
Net income available to common stockholders	$55,191	$70,732	$15,541	28%	$72,634	$1,902	3%	$17,443	32%
Funds from operations	96,573	119,463	22,890	24%	146,742	27,279	23%	50,169	52%
Funds available for distribution	87,317	104,535	17,218	20%	132,950	28,415	27%	45,633	52%
EBITDA	155,208	199,349	44,141	28%	238,264	38,915	20%	83,056	54%
     Net income available to common stockholders for the year ended December 31, 2004 totaled $72,634,000, or $1.39 per diluted share, as compared with $70,732,000, or $1.60 per diluted share, for the same period in 2003 and $55,191,000, or $1.48 per diluted share, for the same period in 2002. Net income available to common stockholders increased on a year-to-date basis primarily due to an increase in rental income offset by increases in interest expense and provision for depreciation. These changes are discussed in further detail below. Although net income available to common stockholders increased by 3% from 2003 and 32% from 2002, it decreased on a per share basis primarily due to significantly higher outstanding shares. On a fully diluted basis, average common shares outstanding for the year ended December 31, 2004 were 52,082,000, an 18% increase from 44,201,000 for the same period in 2003 and a 40% increase from 37,301,000 for the same period in 2002. The increase in fully diluted average common shares outstanding is primarily the result of public and private common stock offerings, common stock issuances pursuant to our DRIP and conversions of preferred stock into common stock. The following table represents the changes in outstanding common stock for the period from January 1, 2003 to December 31, 2004 (amounts in thousands):

	Year Ended
	Dec. 31, 2003	Dec. 31, 2004	Totals
Beginning balance	40,086	50,361	40,086
Public/private offerings	5,263		5,263
DRIP issuances	2,277	1,533	3,810
Preferred stock conversions	2,224	369	2,593
Other issuances	511	662	1,173

Ending balance	50,361	52,925	52,925

     FFO for the year ended December 31, 2004 totaled $146,742,000, or $2.82 per diluted share, as compared with $119,463,000, or $2.70 per diluted share, for the same period in 2003 and $96,573,000, or $2.59 per diluted share, for the same period in 2002. The increase in FFO is primarily due to increases in net income available to common stockholders and the provision for depreciation. FAD for the year ended December 31, 2004 totaled $132,950,000, or $2.55 per diluted share, as compared to $104,535,000, or $2.36 per diluted share, for the same period in 2003 and $87,317,000, or $2.34 per diluted share, for the same period in 2002. The increase in FAD is primarily due to increases in net income available to common stockholders and the provision for depreciation offset by changes in rental income in excess of cash received. Please refer to the discussion of “Non-GAAP Financial Measures” below for further information regarding FFO and FAD and for reconciliations of FFO and FAD to NICS.
     EBITDA for the year ended December 31, 2004 totaled $238,264,000, as compared with $199,349,000 for the same period in 2003 and $155,208,000 for the same period in 2002. The increase in EBITDA is primarily due to increases in net income, interest expense and provision for depreciation. Our coverage ratio of EBITDA to total interest was 3.24 times for the year ended December 31, 2004 as compared with 3.50 times for the same period in 2003 and 3.67 times for the same period in 2002. Our coverage ratio of EBITDA to fixed charges was 2.77 times for the year ended December 31, 2004 as compared with 3.01 times for the same period in 2003 and 2.84 times for the same period in 2002. Our coverage ratios declined from the prior years primarily due to the fact that interest expense increased 29% to $73,431,000 from $56,912,000 in 2003 and

74% from $42,271,000 in 2002, whereas EBITDA only increased by 20% from 2003 and 54% from 2002. The increase in interest expense is discussed in further detail below. Please refer to the discussion of “Non-GAAP Financial Measures” below for further information regarding EBITDA and a reconciliation of EBITDA and net income.
     Revenues were comprised of the following (dollars in thousands):

	Year Ended		One Year Change		Year Ended	One Year Change		Two Year Change
	Dec. 31, 2002	Dec. 31, 2003	$	%	Dec. 31, 2004	$	%	$	%
Rental income	$113,429	$163,787	$50,358	44%	$218,510	$54,723	33%	$105,081	93%
Interest income	26,525	20,768	(5,757)	-22%	22,818	2,050	10%	(3,707)	-14%
Transaction fees and other income	2,802	3,759	957	34%	2,432	(1,327)	-35%	(370)	-13%
Prepayment fees					50	50	n/a	50	n/a

Totals	$142,756	$188,314	$45,558	32%	$243,810	$55,496	29%	$101,054	71%

     The increase in gross revenues is primarily attributable to increased rental income resulting from the acquisitions of new properties for which we receive rent offset by sales of real property. Investments for the year ended December 31, 2004 included the acquisition of 22 assisted living facilities and 52 skilled nursing facilities for $518,891,000, including the assumption of debt totaling $14,555,000. The remaining $38,211,000 of real property investments related primarily to funding of construction and renovations on existing facilities. Of this amount, $9,523,000 related to construction advances on two assisted living facilities. For the same period in 2003, we acquired 69 assisted living facilities and 26 skilled nursing facilities for $474,385,000. However, the prior year acquisitions included the assumption of debt totaling $101,243,000 and the issuance of preferred stock totaling $26,500,000, resulting in $346,643,000 of cash disbursed for the acquisitions. In addition, we advanced $63,770,000 relating to construction and renovations on existing facilities. Of this amount, $29,496,000 related to construction advances on three assisted living facilities and one specialty care facility. We converted $36,794,000 of completed construction projects relating to one assisted living facility and the specialty care facility into operating lease properties in 2003. For the same period in 2002, we acquired 24 assisted living facilities, 21 skilled nursing facilities and one specialty care facility for $354,672,000. However, the 2002 acquisitions included the assumption of debt which reduced the amount funded by $2,248,000, resulting in $352,424,000 of cash disbursed for the acquisitions. In addition, we advanced $57,282,000 relating to construction and renovations on existing facilities. Of this amount, $19,595,000 related to construction advances on three assisted living facilities and one specialty care facility. During the year ended December 31, 2004, we sold four assisted living facilities, two skilled nursing facilities and one specialty care facility, generating $37,567,000 of net proceeds. For the same period in 2003, we sold 14 assisted living facilities, two skilled nursing facilities and one parcel of land, generating $65,455,000 of net proceeds. For the same period in 2002, we sold nine assisted living facilities, generating $52,279,000 of net proceeds. Please refer to Note 15 of our audited financial statements for amounts excluded from rental income related to properties reclassified as discontinued operations.
     As discussed above, prior to June 2004, our standard lease structure contained fixed annual rental escalators, which were generally recognized on a straight-line basis over the minimum lease period. Beginning in June 2004, our new standard lease structure contains annual rental escalators that are contingent upon changes in the Consumer Price Index and/or changes in the gross operating revenues of the property. These escalators are not fixed, so no straight-line rent is recorded; however, rental income is recorded based on the contractual cash rental payments due for the period. While this change does not affect our cash flow or our ability to pay dividends, it is anticipated that we will generate additional organic growth and minimize non-cash straight-line rent over time. If gross operating revenues at our facilities and/or the Consumer Price Index do not increase, a portion of our revenues may not continue to increase. Sales of real property would offset revenue increases and, to the extent that they exceed new acquisitions, could result in decreased revenues. Our leases could renew above or below current rent rates, resulting in an increase or decrease in rental income. As of December 31, 2004, we had no leases expiring prior to 2009.

     Interest income decreased from 2002 primarily due to lower average yields on our loans receivable and non-recognition of interest income related to loans on non-accrual. Interest income increased from 2003 primarily due to a full year of interest income on loans made in 2003 and recognition of interest income related to our mortgage loans with Doctors Community Healthcare Corporation as a result of the bankruptcy resolution. Transaction fees and other income fluctuated primarily due to the $902,000 gain from the sale of our investment in Atlantic Healthcare Finance L.P. in October 2003 and the resulting lack of income subsequent to the date of sale.
     Expenses were comprised of the following (dollars in thousands):

	Year Ended		One Year Change		Year Ended	One Year Change		Two Year Change
	Dec. 31, 2002	Dec. 31, 2003	$	%	Dec. 31, 2004	$	%	$	%
Interest expense	$35,946	$50,460	$14,514	40%	$69,879	$19,419	38%	$33,933	94%
Provision for depreciation	31,619	45,423	13,804	44%	69,250	23,827	52%	37,631	119%
General and administrative	9,665	11,483	1,818	19%	16,585	5,102	44%	6,920	72%
Loan expense	2,373	2,921	548	23%	3,393	472	16%	1,020	43%
Impairment of assets	2,298	2,792	494	21%	314	(2,478)	-89%	(1,984)	-86%
Loss on extinguishment of debt	403		(403)	n/a				(403)	n/a
Provision for loan losses	1,000	2,870	1,870	187%	1,200	(1,670)	-58%	200	20%

Totals	$83,304	$115,949	$32,645	39%	$160,621	$44,672	39%	$77,317	93%

     The increase in total expenses is primarily attributable to increases in interest expense, the provision for depreciation and general and administrative expenses. The increases in interest expense are primarily due to higher average borrowings and changes in the amount of capitalized interest offsetting interest expense. This was partially offset by lower average interest rates and savings generated from interest rate swap agreements. In September 2002, we issued $150,000,000 of 8.0% senior unsecured notes, maturing in September 2012, at an effective yield of 8.05%, resulting in 12 months of expense in the current year as compared to three months of expense in 2002 and 12 months of expense in 2003. In March 2003, we issued $100,000,000 of 8.0% senior unsecured notes, maturing in September 2012, at an effective yield of 7.40%, resulting in nine months of interest expense in 2003 compared to 12 months of expense in the current year. In November 2003, we issued $250,000,000 of 6.0% senior unsecured notes, maturing in November 2013, resulting in 12 months of expense in the current year as compared to no expense in 2002 and one month of expense in 2003. In September 2004, we issued $50,000,000 of 6.0% senior unsecured notes, maturing in November 2013, at an effective yield of 5.68% resulting in three months of expense in the current year as compared to no expense in the prior years. Additionally, during the year ended December 31, 2004 we had an average daily outstanding balance of $54,770,000 under our unsecured lines of credit arrangements compared to $61,677,000 and $69,180,000 during the same periods in 2003 and 2002, respectively. Also, in 2004, we assumed $14,555,000 of secured debt with weighted average interest rates of 7.50% in conjunction with new acquisitions. In 2003, we assumed $101,243,000 of secured debt with weighted average interest rates of 7.39% in conjunction with new acquisitions. In 2002, we assumed $2,248,000 of secured debt with weighted average interest rates of 7.75% in conjunction with new acquisitions. Effective April 15, 2004, we repaid our $40,000,000 8.0% senior unsecured notes, which will result in a decrease of interest expense of $3,200,000 on an annualized basis. If we borrow under our unsecured lines of credit arrangements, issue additional senior unsecured notes or assume additional secured debt, our interest expense will increase. Please refer to Note 15 of our audited financial statements for amounts excluded from interest expense related to properties reclassified as discontinued operations.
     We capitalize certain interest costs associated with funds used to finance the construction of properties owned directly by us. The amount capitalized is based upon the borrowings outstanding during the construction period using the rate of interest that approximates our cost of financing. Our interest expense is reduced by the amount capitalized. Capitalized interest for the years ended December 31, 2002, 2003 and 2004 totaled $170,000, $1,535,000 and $875,000, respectively.

     On May 6, 2004, we entered into two interest rate swap agreements (the “Swaps”) for a total notional amount of $100,000,000 to hedge changes in fair value attributable to changes in the LIBOR swap rate of $100,000,000 of fixed rate debt with a maturity date of November 15, 2013. The Swaps are treated as fair-value hedges for accounting purposes and we utilize the short-cut method in accordance with Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended. The Swaps are with highly rated counterparties in which we receive a fixed rate of 6.0% and pay a variable rate based on six-month LIBOR plus a spread. For the year ended December 31, 2004, we generated $1,770,000 of savings related to our Swaps that was recorded as a reduction of interest expense. We had no interest rate swap agreements outstanding at December 31, 2003 or December 31, 2002.
     The provision for depreciation increased primarily as a result of additional investments in properties owned directly by us offset by sales of real property. See the discussion of rental income above for additional details. To the extent that we acquire or dispose of additional properties in the future, our provision for depreciation will change accordingly. Please refer to Note 15 of our audited financial statements for amounts excluded from the provision for depreciation related to properties reclassified as discontinued operations.
     General and administrative expenses as a percentage of revenues (including revenues from discontinued operations) for the year ended December 31, 2004, were 6.54% as compared with 5.55% and 5.79% for the same periods in 2003 and 2002, respectively. Approximately one-half of the increases from 2002 and 2003 are related to costs associated with our initiatives to attract and retain appropriate personnel to achieve our business objectives. The remainder is comprised of increases relating to professional services fees (including costs associated with SOX compliance), taxes and transition costs associated with the removal of an underperforming operator in December 2004.
     The increase in loan expense was primarily due to the additional amortization of costs related to amending our primary unsecured line of credit arrangement, costs related to obtaining consents to modify the covenant packages of our senior unsecured notes and costs related to senior unsecured notes issued in 2003 and 2004.
     In May 2003, we announced the amendment and extension of our primary unsecured line of credit arrangement. The line of credit was expanded to $225,000,000 and extended to expire in May 2006 (with the ability to extend for one year at our discretion if we are in compliance with all covenants). In August 2003, we further amended the line of credit to modify certain financial covenants that enhanced our financial flexibility and aligned our covenant package with other investment-grade REITs. Finally, in December 2003 and January 2004, we expanded this line of credit to $310,000,000.
     In August and September 2003, we solicited the consents of registered holders of our senior unsecured notes to the adoption of certain amendments to the supplemental indentures to modify the indentures to require us to (a) limit the use of secured debt to 40% of undepreciated assets, (b) limit total debt to 60% of undepreciated total assets, and (c) maintain total unencumbered assets at 150% of total unsecured debt. These amendments to all of our then outstanding senior unsecured notes were intended to modernize the covenant package and make it consistent with other investment-grade REITs.
     During the year ended December 31, 2004, it was determined that the projected undiscounted cash flows from a property did not exceed its related net book value and an impairment charge of $314,000 was recorded to reduce the property to its estimated fair market value. The estimated fair market value was determined by an offer to purchase received from a third party. During the year ended December 31, 2003, it was determined that the projected undiscounted cash flows from a property did not exceed its related net book value and an impairment charge of $2,792,000 was recorded to reduce the property to its estimated fair market value. The estimated fair market value of the property was determined by an independent appraisal. During the year ended December 31, 2002, it was determined that the projected undiscounted cash flows from three properties did not exceed their related net book values and impairment charges of $2,298,000 were recorded to reduce the properties to their estimated fair market values. The estimated fair market values of the properties were determined by offers to purchase received from third parties or estimated net sales proceeds.

     In April 2002, we purchased $35,000,000 of our outstanding senior unsecured notes that were due in 2003 and recorded a charge of $403,000 in connection with this early extinguishment. No such transactions or charges occurred in 2003 or 2004.
     The provision for loan losses is related to our critical accounting estimate for the allowance for loan losses and is discussed below in “Critical Accounting Policies.” Due to collectibility concerns related to portions of our loan portfolio, we increased our allowance for losses on loans receivable by an additional $1,870,000 for the year ended December 31, 2003.
     Other items were comprised of the following (dollars in thousands):

	Year Ended		One Year Change		Year Ended	One Year Change		Two Year Change
	Dec. 31, 2002	Dec. 31, 2003	$	%	Dec. 31, 2004	$	%	$	%
Gain (loss) on sales of properties	$(1,032)	$4,139	$5,171	-501%	$(143)	$(4,282)	-103%	$889	-86%
Discontinued operations, net	9,239	6,236	(3,003)	-33%	2,325	(3,911)	-63%	(6,914)	-75%
Preferred dividends	(12,468)	(9,218)	3,250	-26%	(12,737)	(3,519)	38%	(269)	2%
Preferred stock redemption charge		(2,790)	(2,790)	n/a		2,790	-100%		n/a

Totals	$(4,261)	$(1,633)	$2,628	-62%	$(10,555)	$(8,922)	546%	$(6,294)	148%

     During the years ended December 31, 2002, 2003 and 2004, we sold properties with carrying values of $53,311,000, $61,316,000 and $37,710,000 for net losses of $1,032,000, net gains of $4,139,000 and net losses of $143,000, respectively. During the nine months ended September 30, 2005, we sold properties with carrying values of $10,034,000 for a net loss of $134,000. Also, at September 30, 2005, six properties were classified as held for sale. In August 2001, the Financial Accounting Standards Board issued Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which is effective for fiscal years beginning after December 15, 2001. We adopted the standard effective January 1, 2002. In accordance with Statement No. 144, we have reclassified the income and expenses attributable to the properties held for sale at September 30, 2005 and sold subsequent to January 1, 2002 to discontinued operations. These properties generated $9,239,000, $6,236,000 and $2,325,000 of income after deducting depreciation and interest expense from rental revenue for the years ended December 31, 2002, 2003 and 2004, respectively. Please refer to Note 15 of our audited consolidated financial statements for further discussion.
     The increase in preferred dividends is primarily due to the increase in average outstanding preferred shares. We issued 3,000,000 shares of 8.875% Series B Cumulative Redeemable Preferred Stock in May 1998, and 3,000,000 shares of 9.0% Series C Cumulative Convertible Preferred Stock in January 1999. We issued 4,000,000 shares of 7.875% Series D Cumulative Redeemable Preferred Stock in July 2003 and used the proceeds to redeem our outstanding Series B Preferred Stock. We issued 7,000,000 shares of 7.625% Series F Cumulative Redeemable Preferred Stock in September 2004. During the year ended December 31, 2002, the holder of our Series C Preferred Stock converted 900,000 shares into 878,049 shares of our common stock, leaving 2,100,000 of such shares outstanding at December 31, 2002. During the year ended December 31, 2003, the holder of our Series C Preferred Stock converted 2,100,000 shares into 2,048,781 shares of our common stock, leaving no such shares outstanding at December 31, 2003. We issued 1,060,000 shares of 6% Series E Cumulative Convertible and Redeemable Preferred Stock in September 2003. During the year ended December 31, 2003, certain holders of our Series E Preferred Stock converted 229,556 shares into 175,714 shares of our common stock, leaving 830,444 of such shares outstanding at December 31, 2003. During the year ended December 31, 2004, certain holders of our Series E Preferred Stock converted 480,399 shares into 367,724 shares of our common stock, leaving 350,045 of such shares outstanding at December 31, 2004.
     As noted above, in July 2003, we closed a public offering of 4,000,000 shares of 7.875% Series D Cumulative Redeemable Preferred Stock. A portion of the proceeds from this offering were used to redeem all 3,000,000 shares of our 8.875% Series B Cumulative Redeemable Preferred Stock on July 15, 2003. In accordance with Emerging Issues Task Force (“EITF”) Topic D-42, the costs to issue these securities were recorded as a non-cash, non-recurring charge of $2,790,000, or $0.06 per diluted share, in the third quarter of

2003 to reduce net income available to common stockholders. No such transactions or charges occurred in 2002 or 2004.
Non-GAAP Financial Measures
     We believe that net income, as defined by U.S. GAAP, is the most appropriate earnings measurement. However, we consider FFO and FAD to be useful supplemental measures of our operating performance. Historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient. In response, the National Association of Real Estate Investment Trusts (“NAREIT”) created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation from net income. FFO, as defined by NAREIT, means net income, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FAD represents FFO excluding the non-cash straight-line rental adjustments. Additionally, our historical results include an adjustment for a preferred stock redemption charge for the year ended December 31, 2003 but exclude adjustments for impairment charges.
     In August 2003, we adopted the SEC clarification of EITF Topic D-42. To implement the clarified accounting pronouncement, our 2003 results reflect a reduction in net income available to common stockholders resulting from a non-cash, non-recurring charge of $2,790,000, or $0.06 per diluted share, due to the redemption of our 8.875% Series B Cumulative Redeemable Preferred Stock in July 2003. NAREIT has issued its recommendation that preferred stock redemption charges should not be added back to net income in the calculation of FFO. Although we have adopted this recommendation, we have also disclosed FFO and FAD adjusted for the preferred stock redemption charge for enhanced clarity. Additionally, we believe that the nature of the charge is non-recurring because there was not a similar charge during the two preceding years and we do not anticipate a similar charge in the succeeding two years.
     In October 2003, NAREIT informed its member companies that the SEC had changed its position on certain aspects of the NAREIT FFO definition, including impairment charges. Previously, the SEC accepted NAREIT’s view that impairment charges were effectively an early recognition of an expected loss on an impending sale of property and thus should be added back to net income in the calculation of FFO and FAD similar to other gains and losses on sales. However, the SEC’s clarified interpretation is that recurring impairments taken on real property may not be added back to net income in the calculation of FFO and FAD. We have adopted this interpretation and have not added back impairment charges of $2,298,000, or $0.06 per diluted share, recorded for the year ended December 31, 2002, $2,792,000, or $0.06 per diluted share, recorded for the year ended December 31, 2003 and $314,000, or $0.01 per diluted share, recorded for the year ended December 31, 2004.
     EBITDA stands for earnings before interest, taxes, depreciation and amortization. Additionally, we exclude the non-cash provision for loan losses in calculating EBITDA. We believe that EBITDA, along with net income and cash flow provided from operating activities, is an important supplemental measure because it provides additional information to assess and evaluate the performance of our operations. Additionally, restrictive covenants in our long-term debt arrangements contain financial ratios based on EBITDA. We primarily utilize EBITDA to measure our interest coverage ratio, which represents EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA divided by fixed charges. Fixed charges include total interest and preferred dividends.
     FFO, FAD and EBITDA are financial measures that are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Management uses these financial measures to facilitate internal and external comparisons to our historical operating results, in making operating decisions and for budget planning purposes. Additionally, FFO and FAD are internal evaluation metrics utilized by the Board of Directors to evaluate management. FFO, FAD and EBITDA do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, FFO, FAD and EBITDA, as defined by us, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies.
     The table below reflects the reconciliation of FFO to net income available to common stockholders, the most directly comparable U.S. GAAP measure, for the periods presented. The provision for depreciation includes provision for depreciation from discontinued operations. Amounts are in thousands except for per share data.

	Year Ended
	December 31	December 31	December 31
	2002	2003	2004
FFO Reconciliation:
Net income available to common stockholders	$55,191	$70,732	$72,634
Provision for depreciation	40,350	52,870	74,015
Loss (gain) on sales of properties	1,032	(4,139)	143
Prepayment fees			(50)

Funds from operations	96,573	119,463	146,742
Preferred stock redemption charge		2,790

Funds from operations — adjusted	$96,573	$122,253	$146,742
Average common shares outstanding:
Basic	36,702	43,572	51,544
Diluted	37,301	44,201	52,082
Per share data:
Net income available to common stockholders
Basic	$1.50	$1.62	$1.41
Diluted	1.48	1.60	1.39
Funds from operations
Basic	$2.63	$2.74	$2.85
Diluted	2.59	2.70	2.82
Funds from operations — adjusted
Basic	$2.63	$2.81	$2.85
Diluted	2.59	2.77	2.82

     The table below reflects the reconciliation of FAD to net income available to common stockholders, the most directly comparable U.S. GAAP measure, for the periods presented. The provision for depreciation includes provision for depreciation from discontinued operations. Amounts are in thousands except for per share data.

	Year Ended
	December 31	December 31	December 31
	2002	2003	2004
FAD Reconciliation:
Net income available to common stockholders	$55,191	$70,732	$72,634
Provision for depreciation	40,350	52,870	74,015
Loss (gain) on sales of properties	1,032	(4,139)	143
Prepayment fees			(50)
Rental income in excess of cash received	(9,256)	(14,928)	(13,792)

Funds available for distribution	87,317	104,535	132,950
Preferred stock redemption charge		2,790

Funds available for distribution — adjusted	$87,317	$107,325	$132,950
Average common shares outstanding:
Basic	36,702	43,572	51,544
Diluted	37,301	44,201	52,082
Per share data:
Net income available to common stockholders
Basic	$1.50	$1.62	$1.41
Diluted	1.48	1.60	1.39
Funds available for distribution
Basic	$2.38	$2.40	$2.58
Diluted	2.34	2.36	2.55
Funds available for distribution — adjusted
Basic	$2.38	$2.46	$2.58
Diluted	2.34	2.43	2.55

     The table below reflects the reconciliation of EBITDA to net income, the most directly comparable U.S. GAAP measure, for the periods presented. The provision for depreciation and interest expense includes provision for depreciation and interest expense from discontinued operations. Amortization includes amortization of deferred loan expenses, restricted stock and stock options. Dollars are in thousands.

	Year Ended
	December 31		December 31		December 31
	2002		2003		2004
EBITDA Reconciliation:
Net income	$67,659		$82,740		$85,371
Interest expense	42,101		55,377		72,556
Capitalized interest	170		1,535		875
Provision for depreciation	40,350		52,870		74,015
Amortization	3,928		3,957		4,247
Provision for loan losses	1,000		2,870		1,200

EBITDA	$155,208		$199,349		$238,264
Interest Coverage Ratio:
Interest expense	$42,101		$55,377		$72,556
Capitalized interest	170		1,535		875

Total interest	42,271		56,912		73,431
EBITDA	$155,208		$199,349		$238,264

Interest coverage ratio	3.67	x	3.50	x	3.24	x
Fixed Charge Coverage Ratio:
Total interest	$42,271		$56,912		$73,431
Preferred dividends	12,468		9,218		12,737

Total fixed charges	54,739		66,130		86,168
EBITDA	$155,208		$199,349		$238,264

Fixed charge coverage ratio	2.84	x	3.01	x	2.77	x
Critical Accounting Policies
     Our consolidated financial statements are prepared in accordance with U.S. GAAP, which requires us to make estimates and assumptions. Management considers an accounting estimate or assumption critical if:
•	the nature of the estimates or assumptions is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change; and

•	the impact of the estimates and assumptions on financial condition or operating performance is material.
     Management has discussed the development and selection of its critical accounting policies with the Audit Committee of the Board of Directors and the Audit Committee has reviewed the disclosure presented below relating to them. Management believes the current assumptions and other considerations used to estimate amounts reflected in our consolidated financial statements are appropriate and are not reasonably likely to change in the future. However, since these estimates require assumptions to be made that were uncertain at the time the estimate was made, they bear the risk of change. If actual experience differs from the assumptions and other considerations used in estimating amounts reflected in our consolidated financial statements, the resulting changes could have a material adverse effect on our consolidated results of operations, liquidity and/or financial condition. Please refer to Note 1 of our audited consolidated financial statements for further information on significant accounting policies that impact us. There have been no material changes to these policies in 2004, except for the new policy regarding the fair value of derivative instruments.
     We adopted the fair value-based method of accounting for share-based payments effective January 1, 2003 using the prospective method described in FASB Statement No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure. Because Statement 123(R) must be applied not only to new awards but to previously granted awards that are not fully vested on the effective date of Statement 123(R), and because we adopted Statement 123 using the prospective transition method (which applied only to awards granted, modified or settled after the adoption date of Statement 123), compensation cost for some previously granted awards that were not recognized under Statement 123 will be recognized under Statement 123(R). However, had we adopted Statement 123(R) in prior periods, the impact of that standard would have approximated the impact of Statement 123 as described in the disclosure of pro forma net income and earnings per share in Note 9 to our audited consolidated financial statements. We do not expect the adoption of Statement 123(R) to have a material impact on the consolidated financial statements.
     The following table presents information about our critical accounting policies, as well as the material assumptions used to develop each estimate:

Nature of Critical	Assumptions/
Accounting Estimate	Approach Used
Allowance for Loan Losses
We maintain an allowance for loan losses in accordance with Statement of Financial Accounting Standards No. 114, Accounting by Creditors for Impairment of a Loan, as amended, and SEC Staff Accounting Bulletin No. 102, Selected Loan Loss Allowance Methodology and Documentation Issues. The allowance for loan losses is maintained at a level believed adequate to absorb potential losses in our loans receivable. The determination of the allowance is based on a quarterly evaluation of all outstanding loans. If this evaluation indicates that there is a greater risk of loan charge-offs, additional allowances or placement on non-accrual status may be required. A loan is impaired when, based on current information and events, it is probable that we will be unable to collect all amounts due as scheduled according to the contractual terms of the original loan agreement. Consistent with this definition, all loans on non-accrual are deemed impaired. To the extent circumstances improve and the risk of collectibility is diminished, we will return these loans to full accrual status.
The determination of the allowance is based on a quarterly evaluation of all outstanding loans, including general economic conditions and estimated collectibility of loan payments and principal. We evaluate the collectibility of our loans receivable based on a combination of factors, including, but not limited to, delinquency status, historical loan charge-offs, financial strength of the borrower and guarantors and value of the underlying property.

For the year ended December 31, 2004 we recorded $1,200,000 as provision for loan losses, resulting in an allowance for loan losses of $5,261,000 relating to loans with outstanding balances of $41,277,000 at December 31, 2004. During the fourth quarter of 2004, we transitioned a portfolio of 11 properties from an underperforming operator to three new operators. Primarily as a result of the transition, we incurred a $3,764,000 write-off relating to outstanding loans with the prior operator. Also at December 31, 2004, we had loans with outstanding balances of $35,918,000 on non-accrual status.

Depreciation and Useful Lives
Substantially all of the properties owned by us are leased under operating leases and are recorded at cost. The cost of our real property is allocated to land, buildings, improvements and intangibles in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations. The allocation of the acquisition costs of properties is based on appraisals commissioned from independent real estate appraisal firms.

We compute depreciation on our properties using the straight-line method based on their estimated useful lives which range from 15 to 40 years for buildings and five to 15 years for improvements.

For the year ended December 31, 2004, we recorded $58,671,000 and $15,344,000 as provision for depreciation relating to buildings and improvements, respectively. The average useful life of our buildings and improvements was 30.7 years and 9.2 years, respectively, at December 31, 2004.

Impairment of Long-Lived Assets
We review our long-lived assets for potential impairment in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment and Disposal of Long-Lived Assets. An impairment charge must be recognized when the carrying value of a long-lived asset is not recoverable. The carrying value is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. If it is determined that a permanent impairment of a long-lived asset has occurred, the carrying value of the asset is

The net book value of long-lived assets is reviewed quarterly on a property by property basis to determine if there are indicators of impairment. These indicators may include anticipated operating losses at the property level, the tenant’s inability to make rent payments, a decision to dispose of an asset before the end of its estimated useful life and changes in the market that may permanently reduce the value of the property. If indicators of impairment exist, then the undiscounted future cash flows from the most likely use of the property are compared to the current net

Nature of Critical	Assumptions/
Accounting Estimate	Approach Used
reduced to its fair value and an impairment charge is recognized for the difference between the carrying value and the fair value.	book value. This analysis requires us to determine if indicators of impairment exist and to estimate the most likely stream of cash flows to be generated from the property during the period the property is expected to be held.

During the year ended December 31, 2004, it was determined that the projected undiscounted cash flows from a property did not exceed its related net book value and an impairment charge of $314,000 was recorded to reduce the property to its estimated fair market value. The estimated fair market value was determined by an offer to purchase received from a third party.

Fair Value of Derivative Instruments
The valuation of derivative instruments is accounted for in accordance with Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS133”), as amended by Statement of Financial Accounting Standards No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities. SFAS133, as amended, requires companies to record derivatives at fair market value on the balance sheet as assets or liabilities.

The valuation of derivative instruments requires us to make estimates and judgments that affect the fair value of the instruments. Fair values for our derivatives are estimated by a third party consultant, which utilizes pricing models that consider forward yield curves and discount rates. Such amounts and the recognition of such amounts are subject to significant estimates which may change in the future. At December 31, 2004, we participated in two interest rate swap agreements related to our long-term debt. At December 31, 2004, the swaps were reported at their fair value as a $4,206,000 other asset. For the year ended December 31, 2004, we generated $1,770,000 of savings related to our swaps that was recorded as a reduction in interest expense.

Revenue Recognition
Revenue is recorded in accordance with Statement of Financial Accounting Standards No. 13, Accounting for Leases, and SEC Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements, as amended (“SAB101”). SAB101 requires that revenue be recognized after four basic criteria are met. These four criteria include persuasive evidence of an arrangement, the rendering of service, fixed and determinable income and reasonably assured collectibility. If the collectibility of revenue is determined incorrectly, the amount and timing of our reported revenue could be significantly affected. Interest income on loans is recognized as earned based upon the principal amount outstanding subject to an evaluation of collectibility risk. Prior to June 2004, our standard lease structure contained fixed annual rental escalators, which were generally recognized on a straight-line basis over the initial lease period. Beginning in June 2004, our new standard lease structure contains annual rental escalators that are contingent upon changes in the Consumer Price Index and/or changes in the gross operating revenues of the property. These escalators are not fixed, so no straight-line rent is recorded; however, rental income is recorded based on the contractual cash rental payments due for the period.

We evaluate the collectibility of our revenues and related receivables on an on-going basis. We evaluate collectibility based on assumptions and other considerations including, but not limited to, the certainty of payment, payment history, the financial strength of the investment’s underlying operations as measured by cash flows and payment coverages, the value of the underlying collateral and guaranties and current economic conditions.

If our evaluation indicates that collectibility is not reasonably assured, we may place an investment on non-accrual or reserve against all or a portion of current income as an offset to revenue.

For the year ended December 31, 2004 we recognized $22,818,000 of interest income and $228,277,000 of rental income, including discontinued operations. Rental income includes $13,792,000 of straight-line rental income. At December 31, 2004, our straight-line receivable balance was $62,456,000. Also at December 31, 2004, we had loans with outstanding balances of $35,918,000 on non-accrual status.
Impact of Inflation
     During the past three years, inflation has not significantly affected our earnings because of the moderate inflation rate. Additionally, our earnings are primarily long-term investments with fixed rates of return. These investments are mainly financed with a combination of equity, senior unsecured notes and borrowings under our lines of credit arrangements. During inflationary periods, which generally are accompanied by rising interest rates, our ability to grow may be adversely affected because the yield on new investments may increase at a slower rate than new borrowing costs. Presuming the current inflation rate remains moderate and long-term interest rates do not increase significantly, we believe that inflation will not impact the availability of equity and debt financing.

Forward-Looking Statements and Risk Factors
     The Annual Report on Form 10-K and the documents incorporated by reference contain statements that constitute “forward-looking statements” as that term is defined in the federal securities laws. These forward-looking statements include those regarding:
•	the possible expansion of our portfolio;

•	the performance of our operators and properties;

•	our ability to enter into agreements with new viable tenants for properties that we take back from financially troubled tenants, if any;

•	our ability to make distributions;

•	our policies and plans regarding investments, financings and other matters;

•	our tax status as a real estate investment trust;

•	our ability to appropriately balance the use of debt and equity;

•	our ability to access capital markets or other sources of funds; and

•	our ability to meet our earnings guidance.
     For example, when we use words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “estimate” or similar expressions, we are making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Our expected results may not be achieved, and actual results may differ materially from our expectations. This may be a result of various factors, including, but not limited to:
•	the status of the economy;

•	the status of capital markets, including prevailing interest rates;

•	serious issues facing the health care industry, including compliance with, and changes to, regulations and payment policies and operators’ difficulty in obtaining and maintaining adequate liability and other insurance;

•	changes in financing terms;

•	competition within the health care and senior housing industries;

•	negative developments in the operating results or financial condition of operators, including, but not limited to, their ability to pay rent and repay loans;

•	the Company’s ability to transition or sell facilities with a profitable result;

•	operator bankruptcies;

•	government regulations affecting Medicare and Medicaid reimbursement rates;

•	liability claims and insurance costs for our operators;

•	unanticipated difficulties and/or expenditures relating to future acquisitions;

•	environmental laws affecting our properties;

•	delays in reinvestment of sale proceeds;

•	changes in rules or practices governing the Company’s financial reporting;

•	structure related factors, including REIT qualification, anti-takeover provisions and key management personnel; and

•	the risks described below:

     Risk factors related to our operators’ revenues and expenses
     Our skilled nursing and specialty care facility operators’ revenues are primarily driven by occupancy, Medicare and Medicaid reimbursement and private pay rates. Our assisted living facility operators’ revenues are primarily driven by occupancy and private pay rates. Expenses for these three types of facilities are primarily driven by the costs of labor, food, utilities, taxes, insurance and rent or debt service. Revenues from government reimbursement have, and may continue, to come under pressure due to reimbursement cuts and state budget shortfalls. Liability insurance and staffing costs continue to increase for our operators. To the extent that any decrease in revenues and/or any increase in operating expenses result in a facility not generating enough cash to make payments to us, the credit of our operator and the value of other collateral would have to be relied upon.
     Risk factors related to operator bankruptcies
     We are exposed to the risk that our operators may not be able to meet the rent, principal and interest or other payments due us, which may result in an operator bankruptcy or insolvency, or that an operator might become subject to bankruptcy or insolvency proceedings for other reasons. Although our operating lease agreements provide us the right to evict an operator, demand immediate payment of rent and exercise other remedies, and our mortgage loans provide us the right to terminate any funding obligation, demand immediate repayment of principal and unpaid interest, foreclose on the collateral and exercise other remedies, the bankruptcy laws afford certain rights to a party that has filed for bankruptcy or reorganization. An operator in bankruptcy may be able to limit or delay our ability to collect unpaid rent in the case of a lease or to receive unpaid principal and interest in the case of a mortgage loan, and to exercise other rights and remedies.
     We may be required to fund certain expenses (e.g., real estate taxes and maintenance) to preserve the value of a facility, avoid the imposition of liens on a facility and/or transition a facility to a new operator. In some instances, we have terminated our lease with an operator and relet the facility to another operator. In some of those situations, we provided working capital loans to and limited indemnification of the new operator. If we cannot transition a leased facility to a new operator, we may take possession of that facility, which may expose us to certain successor liabilities. Should such events occur, our revenue and operating cash flow may be adversely affected. See “Item 3 — Legal Proceedings” of the Annual Report on Form 10-K for the year ended December 31, 2004 .
     Risk factors related to government regulations
     Our operators’ businesses are affected by government reimbursement and private payor rates. To the extent that any skilled nursing or specialty care facility receives a significant portion of its revenues from governmental payors, primarily Medicare and Medicaid, such revenues may be subject to statutory and regulatory changes, retroactive rate adjustments, recovery of program overpayments or set-offs, administrative rulings, policy interpretations, payment or other delays by fiscal intermediaries, government funding restrictions (at a program level or with respect to specific facilities) and interruption or delays in payments due to any ongoing governmental investigations and audits at such facility. In recent years, governmental payors have frozen or reduced payments to health care providers due to budgetary pressures. Changes in health care reimbursement will likely continue to be of paramount importance to federal and state authorities. We cannot make any assessment as to the ultimate timing or effect any future legislative reforms may have on the financial condition of the skilled nursing industry, the specialty care industry or the health care industry in general. There can be no assurance that adequate reimbursement levels will continue to be available for services provided by any facility operator, whether the facility receives reimbursement from Medicare, Medicaid or private payors. Significant limits on the scope of services reimbursed and on reimbursement rates and fees could have a material adverse effect on an operator’s liquidity, financial condition and results of operations, which could adversely affect the ability of an operator to meet its obligations to us. In addition, the replacement of an operator that has defaulted on its lease or loan could be delayed by the approval process of any federal, state or local agency necessary for the transfer of the facility or the replacement of the operator licensed to manage the facility. See “Item 1 — Business — Certain Government Regulations — Reimbursement” of the Annual Report on Form 10-K for the year ended December 31, 2004.

Risk factors related to liability claims and insurance costs
     Long-term care facility operators (assisted living and skilled nursing facilities) have experienced substantial increases in both the number and size of patient care liability claims in recent years, particularly in the states of Texas and Florida. As a result, general and professional liability costs have increased and may continue to increase. Nationwide, long-term care liability insurance rates are increasing because of large jury awards in states like Texas and Florida. Over the past two years, both Texas and Florida have adopted skilled nursing facility liability laws that modify or limit tort damages. Despite some of these reforms, the long-term care industry overall continues to experience very high general and professional liability costs. Insurance companies have responded to this claims crisis by severely restricting their capacity to write long-term care general and professional liability policies. No assurances can be given that the climate for long-term care general and professional liability insurance will improve in any of the foregoing states or any other states where the facility operators conduct business. Insurance companies may continue to reduce or stop writing general and professional liability policies for assisted living and skilled nursing facilities. Thus, general professional liability insurance coverage may be restricted or very costly, which may adversely affect the facility operators’ future operations, cash flows and financial condition, and may have a material adverse effect on the facility operators’ ability to meet their obligations to us.
Risk factors related to acquisitions
     We are exposed to the risk that our future acquisitions may not prove to be successful. We could encounter unanticipated difficulties and expenditures relating to any acquired properties, including contingent liabilities, and newly acquired properties might require significant management attention that would otherwise be devoted to our ongoing business. If we agree to provide construction funding to an operator and the project is not completed, we may need to take steps to ensure completion of the project or we could lose the property. Moreover, if we issue equity securities or incur additional debt, or both, to finance future acquisitions, it may reduce our per share financial results. These costs may negatively affect our results of operations.
Risk factors related to environmental laws
     Under various federal and state laws, owners or operators of real estate may be required to respond to the release of hazardous substances on the property and may be held liable for property damage, personal injuries or penalties that result from environmental contamination. These laws also expose us to the possibility that we may become liable to reimburse the government for damages and costs it incurs in connection with the contamination. Generally, such liability attaches to a person based on the person’s relationship to the property. Our tenants or borrowers are primarily responsible for the condition of the property and since we are a passive landlord, we do not “participate in the management” of any property in which we have an interest. Moreover, we review environmental site assessments of the properties that we own or encumber prior to taking an interest in them. Those assessments are designed to meet the “all appropriate inquiry” standard, which qualifies us for the innocent purchaser defense if environmental liabilities arise. Based upon such assessments, we do not believe that any of our properties are subject to material environmental contamination. However, environmental liabilities may be present in our properties and we may incur costs to remediate contamination, which could have a material adverse effect on our business or financial condition.
Risk factors related to reinvestment of sale proceeds
     From time to time, we will have cash available from (1) the proceeds of sales of our securities, (2) principal payments on our loans receivable and (3) the sale of properties, including non-elective dispositions, under the terms of master leases or similar financial support arrangements. We must re-invest these proceeds, on a timely basis, in health care investments or in qualified short-term investments. We compete for real estate investments with a broad variety of potential investors. This competition for attractive investments may negatively affect our ability to make timely investments on terms acceptable to us. Delays in acquiring properties may negatively impact revenues and perhaps our ability to make distributions to stockholders.

Risk factors related to our structure
     We are also subject to a number of risks on the corporate level. First, we might fail to qualify or remain qualified as a REIT. We intend to operate as a REIT under the Internal Revenue Code and believe we have and will continue to operate in such a manner. Since REIT qualification requires us to meet a number of complex requirements, it is possible that we may fail to fulfill them, and if we do, our earnings will be reduced by the amount of federal taxes owed. A reduction in our earnings would affect the amount we could distribute to our stockholders. Also, if we were not a REIT, we would not be required to make distributions to stockholders since a non-REIT is not required to pay dividends to stockholders amounting to at least 90% of its annual taxable income. See “Item 1 — Business — Taxation” of the Annual Report on Form 10-K for the year ended December 31, 2004 for a discussion of the provisions of the Internal Revenue Code that apply to us and the effects of non-qualification.
     Second, our Second Restated Certificate of Incorporation and Amended and Restated By-Laws contain anti-takeover provisions (staggered board provisions, restrictions on share ownership and transfer, and super majority stockholder approval requirements for business combinations) that could make it more difficult for or even prevent a third party from acquiring us without the approval of our incumbent Board of Directors. Provisions and agreements that inhibit or discourage takeover attempts could reduce the market value of our common stock.
     Third, we are dependent on key personnel. Although we have entered into employment agreements with our executive officers, losing any one of them could, at least temporarily, have an adverse impact on our operations. We believe that losing more than one would have a material adverse impact on our business.

Item 8.       Financial Statements and Supplementary Data
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Stockholders and Directors
Health Care REIT, Inc.
We have audited the accompanying consolidated balance sheets of Health Care REIT, Inc. as of December 31, 2004 and 2003, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2004. Our audits also included the financial statement schedules listed in Item 15(a)(2) of the Annual Report on Form 10-K for the year ended December 31, 2004. These financial statements and schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Health Care REIT, Inc. at December 31, 2004 and 2003, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2004, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.
As discussed in Note 9 to the consolidated financial statements, in 2003 the Company adopted the provisions of Financial Accounting Standards Board Statement No. 123, Accounting for Stock-Based Compensation.
We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of Health Care REIT, Inc.’s internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 11, 2005 (not provided herein) expressed an unqualified opinion thereon.
/s/ Ernst & Young LLP
Toledo, Ohio
March 11, 2005
except for Note 15, as to which the date is November 14, 2005

HEALTH CARE REIT, INC.
CONSOLIDATED BALANCE SHEETS

	December 31
	2004	2003
	(In thousands)
ASSETS
Real estate investments:
Real property owned
Land	$208,173	$166,408
Buildings & improvements	2,176,327	1,712,868
Construction in progress	25,463	14,701

	2,409,963	1,893,977
Less accumulated depreciation	(219,536)	(152,440)

Total real property owned	2,190,427	1,741,537
Loans receivable
Real property loans	213,067	213,480
Subdebt investments	43,739	45,254

	256,806	258,734
Less allowance for losses on loans receivable	(5,261)	(7,825)

	251,545	250,909

Net real estate investments	2,441,972	1,992,446
Other assets:
Equity investments	3,298	3,299
Deferred loan expenses	6,958	10,331
Cash and cash equivalents	19,763	124,496
Receivables and other assets	77,652	52,159

	107,671	190,285

Total assets	$2,549,643	$2,182,731

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Borrowings under unsecured lines of credit arrangements	$151,000	$0
Senior unsecured notes	875,000	865,000
Secured debt	160,225	148,184
Accrued expenses and other liabilities	28,139	19,868

Total liabilities	1,214,364	1,033,052
Stockholders’ equity:
Preferred stock, $1.00 par value:	283,751	120,761
Authorized — 25,000,000 shares
Issued and outstanding — 11,350,045 shares in 2004 and 4,830,444 shares in 2003 at liquidation preference
Common stock, $1.00 par value:	52,860	50,298
Authorized — 125,000,000 shares
Issued — 52,960,317 shares in 2004 and 50,376,551 shares in 2003
Outstanding — 52,924,601 shares in 2004 and 50,361,505 shares in 2003
Capital in excess of par value	1,139,723	1,069,887
Treasury stock	(1,286)	(523)
Cumulative net income	745,817	660,446
Cumulative dividends	(884,890)	(749,166)
Accumulated other comprehensive income	1	1
Other equity	(697)	(2,025)

Total stockholders’ equity	1,335,279	1,149,679

Total liabilities and stockholders’ equity	$2,549,643	$2,182,731

See accompanying notes

HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Year Ended December 31
	2004	2003	2002
	(In thousands, except per share data)
Revenues:
Rental income	$218,510	$163,787	$113,429
Interest income	22,818	20,768	26,525
Transaction fees and other income	2,432	3,759	2,802
Prepayment fees	50

	243,810	188,314	142,756
Expenses:
Interest expense	69,879	50,460	35,946
Provision for depreciation	69,250	45,423	31,619
General and administrative	16,585	11,483	9,665
Loan expense	3,393	2,921	2,373
Impairment of assets	314	2,792	2,298
Loss on extinguishment of debt			403
Provision for loan losses	1,200	2,870	1,000

	160,621	115,949	83,304

Income from continuing operations	83,189	72,365	59,452
Discontinued operations:
Net gain (loss) on sales of properties	(143)	4,139	(1,032)
Income from discontinued operations, net	2,325	6,236	9,239

	2,182	10,375	8,207
Net income	85,371	82,740	67,659
Preferred stock dividends	12,737	9,218	12,468
Preferred stock redemption charge		2,790

Net income available to common stockholders	$72,634	$70,732	$55,191

Average number of common shares outstanding:
Basic	51,544	43,572	36,702
Diluted	52,082	44,201	37,301
Earnings per share:
Basic:
Income from continuing operations available to common stockholders	$1.37	$1.38	$1.28
Discontinued operations, net	0.04	0.24	0.22

Net income available to common stockholders	$1.41	$1.62	$1.50
Diluted:
Income from continuing operations and after preferred stock dividends	$1.35	$1.37	$1.26
Discontinued operations, net	0.04	0.23	0.22

Net income available to common stockholders	$1.39	$1.60	$1.48
See accompanying notes

HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

							Accumulated
			Capital in		Cumulative		Other
	Preferred	Common	Excess of	Treasury	Net	Cumulative	Comprehensive	Other
	Stock	Stock	Par Value	Stock	Income	Dividends	Income	Equity	Total
	(In thousands, except per share data)
Balances at January 1, 2002	$150,000	$32,740	$608,942	$0	$512,837	$(540,946)	$(923)	$(4,780)	$757,870
Comprehensive income:
Net income					67,659				67,659
Other comprehensive income:
Unrealized loss on equity investments							(66)		(66)
Foreign currency translation adjustment							819		819

Total comprehensive income									68,412

Proceeds from issuance of common stock from dividend reinvestment and stock incentive plans, net of forfeitures		1,182	25,373					(208)	26,347
Restricted stock amortization								1,555	1,555
Proceeds from sale of common stock		5,286	134,901						140,187
Conversion of preferred stock	(22,500)	878	21,622						0
Cash dividends:
Common stock-$2.34 per share						(84,671)			(84,671)
Preferred stock, Series B-$2.22 per share						(6,656)			(6,656)
Preferred stock, Series C-$2.28 per share						(5,812)			(5,812)

Balances at December 31, 2002	127,500	40,086	790,838	0	580,496	(638,085)	(170)	(3,433)	897,232
Comprehensive income:
Net income					82,740				82,740
Other comprehensive income:
Unrealized loss on equity investments							(11)		(11)
Foreign currency translation adjustment							182		182

Total comprehensive income									82,911

Proceeds from issuance of common stock from dividend reinvestment and stock incentive plans, net of forfeitures		2,725	75,649	(523)				53	77,904
Restricted stock amortization								1,182	1,182
Option compensation expense								173	173
Proceeds from issuance of preferred stock	126,500		(3,150)						123,350
Redemption of preferred stock	(75,000)		2,790		(2,790)				(75,000)
Proceeds from sale of common stock		5,263	147,745						153,008
Conversion of preferred stock	(58,239)	2,224	56,015						0
Cash dividends:
Common stock-$2.34 per share						(101,863)			(101,863)
Preferred stock, Series B-$2.22 per share						(3,605)			(3,605)
Preferred stock, Series C-$2.25 per share						(1,439)			(1,439)
Preferred stock, Series D-$1.97 per share						(3,784)			(3,784)
Preferred stock, Series E-$1.50 per share						(390)			(390)

Balances at December 31, 2003	120,761	50,298	1,069,887	(523)	660,446	(749,166)	1	(2,025)	1,149,679
Comprehensive income:
Net income					85,371				85,371
Other comprehensive income:
Unrealized loss on equity investments									0

Total comprehensive income									85,371

Proceeds from issuance of common stock from dividend reinvestment and stock incentive plans, net of forfeitures		2,194	64,087	(763)					65,518
Restricted stock amortization								949	949
Option compensation expense								379	379
Proceeds from issuance of preferred stock	175,000		(5,893)						169,107
Conversion of preferred stock	(12,010)	368	11,642						0
Cash dividends:
Common stock-$2.385 per share						(122,987)			(122,987)
Preferred stock, Series D-$1.97 per share						(7,875)			(7,875)
Preferred stock, Series E-$1.50 per share						(933)			(933)
Preferred stock, Series F-$1.50 per share						(3,929)			(3,929)

Balances at December 31, 2004	$283,751	$52,860	$1,139,723	$(1,286)	$745,817	$(884,890)	$1	$(697)	$1,335,279

See accompanying notes

HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31
	2004	2003	2002
		(In thousands)
Operating activities
Net income	$85,371	$82,740	$67,659
Adjustments to reconcile net income to net cash provided from operating activities:
Provision for depreciation	74,015	52,870	40,350
Amortization	4,247	3,957	3,928
Provision for loan losses	1,200	2,870	1,000
Impairment of assets	314	2,792	2,298
Transaction fees earned greater than cash received			(1,530)
Rental income in excess of cash received	(13,792)	(14,928)	(9,256)
Equity in losses (earnings) of affiliated companies		(270)	(15)
Loss (gain) on sales of properties	143	(4,139)	1,032
Increase (decrease) in accrued expenses and other liabilities	4,063	(679)	1,320
Decrease (increase) in receivables and other assets	(11,536)	4,308	(1,419)

Net cash provided from (used in) operating activities	144,025	129,521	105,367

Investing activities
Investment in real property	(542,547)	(410,413)	(409,706)
Investment in loans receivable and subdebt investments	(61,888)	(105,655)	(88,516)
Other investments, net of payments		4,637	(228)
Principal collected on loans receivable and subdebt investments	55,473	57,081	92,970
Proceeds from sales of properties	37,567	65,455	52,279
Other	4,033	149	(229)

Net cash provided from (used in) investing activities	(507,362)	(388,746)	(353,430)

Financing activities
Net increase (decrease) under unsecured lines of credit arrangements	151,000	(109,500)	109,500
Proceeds from issuance of senior unsecured notes and secured debt	50,708	350,000	150,000
Principal payments on senior unsecured notes	(40,000)		(47,250)
Principal payments on secured debt	(2,514)	(4,891)	(29,383)
Net proceeds from the issuance of common stock	66,281	231,435	166,534
Net proceeds from the issuance of preferred stock	169,107	96,850
Redemption of preferred stock		(75,000)
Decrease (increase) in deferred loan expense	(254)	(3,642)	(4,475)
Cash distributions to stockholders	(135,724)	(111,081)	(97,139)

Net cash provided from (used in) financing activities	258,604	374,171	247,787

Increase (decrease) in cash and cash equivalents	(104,733)	114,946	(276)
Cash and cash equivalents at beginning of year	124,496	9,550	9,826

Cash and cash equivalents at end of year	$19,763	$124,496	$9,550

Supplemental cash flow information-interest paid	$73,308	$50,698	$39,466

See accompanying notes

HEALTH CARE REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1. Accounting Policies and Related Matters
Industry
     We are a self-administered, equity real estate investment trust that invests primarily in long-term care facilities, which include skilled nursing and assisted living facilities. We also invest in specialty care facilities.
Principles of Consolidation
     The consolidated financial statements include the accounts of the Company and our wholly owned subsidiaries after the elimination of all significant intercompany accounts and transactions.
Use of Estimates
     The preparation of the financial statements in conformity with U.S. generally accepted accounting principles requires us to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
Cash and Cash Equivalents
     Cash and cash equivalents consist of all highly liquid investments with an original maturity of three months or less.
Loans Receivable
     Loans receivable consist of mortgage loans, construction loans, working capital loans and subdebt investments. Interest income on loans is recognized as earned based upon the principal amount outstanding subject to an evaluation of collectibility risks. The mortgage loans are primarily collateralized by a first or second mortgage lien or leasehold mortgage on or assignment of partnership interest in the related facilities. Working capital loans are loans made to operators of facilities and are typically either secured and/or guaranteed. Subdebt investments represent debt instruments to operators of facilities that have been financed by us. These obligations are generally secured by the operator’s leasehold rights and corporate guaranties.
Real Property Owned
     The cost of our real property is allocated to land, buildings, improvements and intangibles in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations. The allocation of the acquisition costs of properties is based on appraisals commissioned from independent real estate appraisal firms. Substantially all of the properties owned by us are leased under operating leases and are recorded at cost. These properties are depreciated on a straight-line basis over their estimated useful lives which range from 15 to 40 years for buildings and five to 15 years for improvements. The net book value of long-lived assets is reviewed quarterly on a property by property basis to determine if facts and circumstances suggest that the assets may be impaired or that the depreciable life may need to be changed. We consider external factors relating to each asset. If these external factors and the projected undiscounted cash flows of the asset over the remaining depreciation period indicate that the asset will not be recoverable, the carrying value will be adjusted to the estimated fair market value. The leases generally extend for a minimum seven-year period and provide for payment of all taxes, insurance and maintenance by the tenants. Prior to June 2004, our standard lease structure contained fixed annual rental escalators, which are generally recognized on a straight-line basis over the minimum lease period subject to an evaluation of collectibility risks. This income is greater than the amount of cash received during the first half of the lease term. Beginning in June 2004, our new standard lease structure contains annual rental escalators that are contingent upon changes in the Consumer Price Index and/or changes in the gross operating revenues of the property. These escalators are not fixed, so no straight-line rent is recorded; however, rental income is recorded based on the contractual cash rental payments due for

HEALTH CARE REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
the period. We recognized $922,500 of contingent rental income for the year ended December 31, 2004. We did not recognize any contingent rental income for the years ended December 31, 2002 or 2003.
Capitalization of Construction Period Interest
     We capitalize interest costs associated with funds used to finance the construction of properties owned directly by us. The amount capitalized is based upon the balance outstanding during the construction period using the rate of interest which approximates our cost of financing.
     We capitalized interest costs of $875,000, $1,535,000, and $170,000, during 2004, 2003 and 2002, respectively, related to construction of real property owned by us. Our interest expense reflected in the consolidated statements of income has been reduced by the amounts capitalized.
Deferred Loan Expenses
     Deferred loan expenses are costs incurred by us in connection with the issuance and amendments of short-term and long-term debt. We amortize these costs over the term of the debt using the straight-line method, which approximates the interest yield method.
Allowance for Loan Losses
     The allowance for loan losses is maintained at a level believed adequate to absorb potential losses in our loans receivable. The determination of the allowance is based on a quarterly evaluation of these loans, including general economic conditions and estimated collectibility of loan payments. We evaluate the collectibility of our loans receivable based on a combination of factors, including, but not limited to, delinquency status, historical loan charge-offs, financial strength of the borrower and guarantors and value of the underlying property. If such factors indicate that there is greater risk of loan charge-offs, additional allowances or placement on non-accrual status may be required. A loan is impaired when, based on current information and events, it is probable that we will be unable to collect all amounts due as scheduled according to the contractual terms of the original loan agreement. Consistent with this definition, all loans on non-accrual are deemed impaired. At December 31, 2004, we had loans with outstanding balances of $35,918,000 on non-accrual status ($30,523,000 at December 31, 2003). To the extent circumstances improve and the risk of collectibility is diminished, we will return these loans to full accrual status. While a loan is on non-accrual status, any cash receipts are applied against the outstanding balance.
Equity Investments
     We had an investment in Atlantic Healthcare Finance L.P., a property group that specializes in the financing, through sale and leaseback transactions, of nursing and care homes located in the United Kingdom. This investment was accounted for using the equity method of accounting because we had the ability to exercise significant influence, but not control, over the investee due to our 31% ownership interest. In October 2003, we sold our investment in Atlantic Healthcare Finance L.P. generating a net gain of $902,000.
     Other equity investments, which consist of investments in private and public companies for which we do not have the ability to exercise influence, are accounted for under the cost method. Under the cost method of accounting, investments in private companies are carried at cost and are adjusted only for other-than-temporary declines in fair value, distributions of earnings and additional investments. For investments in public companies that have readily determinable fair market values, we classify our equity investments as available-for-sale and, accordingly, record these investments at their fair market values with unrealized gains and losses included in accumulated other comprehensive income, a separate component of stockholders’ equity. These investments represent a minimal ownership interest in these companies.

HEALTH CARE REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Foreign Currency Translation
     For fiscal years 2002 and 2003, the functional currency of our investment in Atlantic Healthcare Finance L.P. was the local currency. The income and expenses of the entity were translated into U.S. dollars using the average exchange rates for the reporting period to derive our equity earnings. Translation adjustments were recorded in accumulated other comprehensive income, a separate component of stockholders’ equity. As noted above, we sold this investment in October 2003.
Transaction Fees
     Transaction fees are earned by us for our agreement to provide direct and standby financing to, and credit enhancement for, owners and operators of health care facilities. We amortize transaction fees over the initial fixed term of the lease, the loan or the construction period related to such investments.
Accumulated Other Comprehensive Income
     Accumulated other comprehensive income includes unrealized gains or losses on our equity investments and foreign currency translation adjustments. Accumulated unrealized gains and losses totaled $1,000, $1,000 and $12,000 at December 31, 2004, 2003 and 2002, respectively. Due to the sale of our investment in Atlantic Healthcare Finance L.P. in October 2003, accumulated foreign currency translation adjustments totaled $0, $0 and ($182,000) at December 31, 2004, 2003 and 2002, respectively. These items are included as components of stockholders’ equity.
Fair Value of Derivative Instruments
     We are exposed to various market risks, including the potential loss arising from adverse changes in interest rates. We may or may not elect to use financial derivative instruments to hedge interest rate exposure. These decisions are principally based on our policy to match our variable rate investments with comparable borrowings, but are also based on the general trend in interest rates at the applicable dates and our perception of the future volatility of interest rates.
     In June 2000, the FASB issued Statement No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, which amends Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. Statement No. 133, as amended, requires companies to record derivatives at fair market value on the balance sheet as assets or liabilities.
     On May 6, 2004, we entered into two interest rate swap agreements (the “Swaps”) for a total notional amount of $100,000,000 to hedge changes in fair value attributable to changes in the LIBOR swap rate of $100,000,000 of fixed rate debt with a maturity date of November 15, 2013. The Swaps are treated as fair-value hedges for accounting purposes and we utilize the short-cut method in accordance with Statement No. 133, as amended. The Swaps are with highly rated counterparties in which we receive a fixed rate of 6.0% and pay a variable rate based on six-month LIBOR plus a spread. At December 31, 2004, the Swaps were reported at their fair value as a $4,206,000 other asset. For the year ended December 31, 2004, we generated $1,770,000 of savings related to the Swaps that was recorded as a reduction in interest expense. We had no interest rate swap agreements outstanding at December 31, 2003 or 2002.
     The valuation of derivative instruments requires us to make estimates and judgments that affect the fair value of the instruments. Fair values for our derivatives are estimated by a third party consultant, which utilizes pricing models that consider forward yield curves and discount rates. Such amounts and the recognition of such amounts are subject to significant estimates which may change in the future.

HEALTH CARE REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Net Income Per Share
     Basic earnings per share is computed by dividing net income available to common stockholders by the weighted-average number of shares outstanding for the period adjusted for non-vested shares of restricted stock. The computation of diluted earnings per share is similar to basic earnings per share, except that the number of shares is increased to include the number of additional common shares that would have been outstanding if the potentially dilutive common shares had been issued.
Federal Income Tax
     No provision has been made for federal income taxes since we have elected to be treated as a real estate investment trust under the applicable provisions of the Internal Revenue Code, and we believe that we have met the requirements for qualification as such for each taxable year. See Note 11.
New Accounting Standards
     In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin No. 51 (the “Interpretation”). The Interpretation requires the consolidation of variable interest entities in which an enterprise absorbs a majority of the entity’s expected losses, receives a majority of the entity’s expected residual returns, or both, as a result of ownership, contractual or other financial interests in the entity. Previously, entities were generally consolidated by an enterprise that had a controlling financial interest through ownership of a majority voting interest in the entity. We have performed a quantitative analysis for certain variable interests in our operators and determined that none of the operators’ businesses are variable interest entities because the fair value of the equity of these businesses exceeds the expected losses as calculated. In addition to our quantitative analysis, our evaluation also included an analysis of aspects of our operators’ businesses, such as involvement in the day to day decision making of the operators’ businesses, ownership or voting rights in any of these businesses and participation in the profits or losses of such businesses, to further determine the absence of a controlling financial interest in the context of the Interpretation.
     We adopted the fair value-based method of accounting for share-based payments effective January 1, 2003 using the prospective method described in FASB Statement No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure. Currently, we use the Black-Scholes-Merton option pricing model to estimate the value of stock option grants and expect to continue to use this acceptable option valuation model upon the required adoption of Statement 123(R) on July 1, 2005. Because Statement 123(R) must be applied not only to new awards but to previously granted awards that are not fully vested on the effective date of Statement 123(R), and because we adopted Statement 123 using the prospective transition method (which applied only to awards granted, modified or settled after the adoption date of Statement 123), compensation cost for some previously granted awards that were not recognized under Statement 123 will be recognized under Statement 123(R). However, had we adopted Statement 123(R) in prior periods, the impact of that standard would have approximated the impact of Statement 123 as described in the disclosure of pro forma net income and earnings per share in Note 9. We do not expect the adoption of Statement 123(R) to have a material impact on the consolidated financial statements.

HEALTH CARE REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
2. Loans Receivable
     The following is a summary of loans receivable (in thousands):

	December 31
	2004	2003
Mortgage loans	$155,266	$163,869
Mortgage loans to related parties		270
Construction loans	720	164
Working capital loans	57,081	49,177
Subdebt investments	43,739	45,254

Totals	$256,806	$258,734

     Loans to related parties (an entity whose ownership includes one Company director) included above are at rates comparable to other third-party borrowers equal to or greater than our net interest cost on borrowings to support such loans. The amount of interest income and commitment fees from related parties amounted to $682,000, $36,000, and $59,000 for 2004, 2003 and 2002, respectively.
     The following is a summary of mortgage loans at December 31, 2004:

Final	Number		Principal
Payment	of		Amount at	Carrying
Due	Loans	Payment Terms	Inception	Amount
			(In thousands)
2005	5	Monthly payments from $1,268 to $212,425, including interest from 10.50% to 15.21%	$8,508	$7,583
2006	9	Monthly payments from $406 to $209,479, including interest from 1.98% to 15.21%	27,195	31,563
2007	5	Monthly payments from $6,058 to $80,100, including interest from 7.27% to 14.06%	29,336	22,930
2008	3	Monthly payments from $4,282 to $111,233, including interest from 7.10% to 13.00%	26,010	26,340
2009	8	Monthly payments from $15,672 to $40,536, including interest from 6.97% to 11.15%	23,851	25,137
2012	1	Monthly payments of $124,934, including interest of 11.05%	12,700	12,668
2013	1	Monthly payments of $30,793, including interest of 12.42%	185	2,975
2015	1	Monthly payments of $2,824, including interest of 12.17%	154	278
2016	2	Monthly payments from $7,180 to $28,630, including interest of 10.25%	4,045	4,192
2017	1	Monthly payments of $31,622, including interest of 8.11%	907	4,679
2018	2	Monthly payments of $52,700 to $56,182, including interest from 5.75% to 10.90%	18,000	16,921

		Totals	$150,891	$155,266

HEALTH CARE REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
3. Real Property Owned
     The following table summarizes certain information about our real property owned as of December 31, 2004 (dollars in thousands):

	Number of		Building &	Total	Accumulated
	Facilities	Land	Improvements	Investment	Depreciation
Assisted Living Facilities:
Arizona	6	$3,685	$43,409	$47,094	$4,393
California	9	8,950	56,323	65,273	4,702
Colorado	1	940	3,721	4,661	290
Connecticut	6	8,690	46,565	55,255	5,302
Delaware	1	560	21,220	21,780	138
Florida	21	11,173	113,542	124,715	18,083
Georgia	5	4,336	28,446	32,782	6,302
Idaho	4	1,675	29,615	31,290	1,361
Illinois	1	670	6,780	7,450	551
Indiana	14	3,101	67,805	70,906	12,455
Kansas	1	600	10,590	11,190	70
Kentucky	1	490	7,610	8,100	307
Louisiana	1	1,100	10,161	11,261	2,496
Maryland	7	5,330	62,438	67,768	10,698
Massachusetts	7	8,320	73,361	81,681	2,935
Mississippi	2	1,080	13,470	14,550	736
Montana	2	910	7,282	8,192	1,003
Nevada	4	2,964	35,957	38,921	5,048
New Jersey	3	2,040	16,841	18,881	2,842
New York	3	2,390	22,482	24,872	1,309
North Carolina	42	18,133	193,081	211,214	14,178
Ohio	9	4,504	40,349	44,853	5,182
Oklahoma	16	1,928	24,346	26,274	5,755
Oregon	4	1,767	16,249	18,016	1,883
Pennsylvania	1	484	4,663	5,147	769
South Carolina	9	5,282	42,699	47,981	3,354
Tennessee	6	2,376	17,397	19,773	2,485
Texas	23	11,586	98,866	110,452	12,046
Utah	2	1,420	12,842	14,262	710
Virginia	5	2,624	28,035	30,659	1,869
Washington	7	5,770	29,066	34,836	1,620
Wisconsin	1	420	4,006	4,426	315
Construction in progress	2			25,463

	226	125,298	1,189,217	1,339,978	131,187

HEALTH CARE REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Number of		Building &	Total	Accumulated
	Facilities	Land	Improvements	Investment	Depreciation
Skilled Nursing Facilities:
Alabama	8	$3,000	$41,419	$44,419	$1,857
Arizona	1	180	3,988	4,168	877
California	1	1,460	3,943	5,403	1,290
Colorado	1	370	6,051	6,421	1,302
Connecticut	4	2,170	6,440	8,610	18
Florida	34	14,422	221,692	236,114	14,880
Georgia	2	2,190	9,392	11,582	467
Idaho	3	2,010	20,662	22,672	4,116
Illinois	4	1,110	24,700	25,810	3,949
Indiana	2	251	4,449	4,700	15
Kentucky	3	1,160	15,787	16,947	1,199
Maryland	1	390	4,010	4,400	252
Massachusetts	22	19,318	178,264	197,582	15,626
Mississippi	11	1,625	52,651	54,276	2,530
Missouri	3	1,247	23,827	25,074	2,464
Nevada	1	182	1,718	1,900	477
New Jersey	1	1,850	3,050	4,900	10
Ohio	7	5,086	85,692	90,778	6,839
Oklahoma	1	470	5,673	6,143	1,173
Oregon	1	300	5,316	5,616	1,104
Pennsylvania	3	869	15,224	16,093	3,904
Tennessee	21	8,250	117,584	125,834	8,181
Texas	4	2,000	26,125	28,125	1,729
Virginia	2	1,891	7,312	9,203	515

	141	71,801	884,969	956,770	74,774
Specialty Care Facilities:
Florida	1	979		979
Illinois	1	3,650	14,496	18,146	1,138
Massachusetts	3	3,425	60,200	63,625	10,841
Ohio	1	3,020	27,445	30,465	1,596

	6	11,074	102,141	113,215	13,575

Total Real Property Owned	373	$208,173	$2,176,327	$2,409,963	$219,536

HEALTH CARE REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     At December 31, 2004, future minimum lease payments receivable under operating leases are as follows (in thousands):

2005	$237,182
2006	245,618
2007	252,440
2008	258,788
2009	257,484
Thereafter	2,138,683

Totals	$3,390,195

     We purchased $8,500,000, $12,433,000 and $33,972,000 of real property that had previously been financed by the Company with loans in 2004, 2003 and 2002, respectively. We converted $36,794,000 of completed construction projects into operating lease properties in 2003. We acquired properties which included the assumption of mortgages totaling $14,555,000, $101,243,000 and $2,248,000 in 2004, 2003 and 2002, respectively. These non-cash activities are appropriately not reflected in the accompanying statements of cash flows.
     During the year ended December 31, 2004, it was determined that the projected undiscounted cash flows from a property did not exceed its related net book value and an impairment charge of $314,000 was recorded to reduce the property to its estimated fair market value. The estimated fair market value was determined by an offer to purchase received from a third party. During the year ended December 31, 2003, it was determined that the projected undiscounted cash flows from a property did not exceed its related net book value and an impairment charge of $2,792,000 was recorded to reduce the property to its estimated fair market value. The estimated fair market value of the property was determined by an independent appraisal. During the year ended December 31, 2002, it was determined that the projected undiscounted cash flows from three properties did not exceed their related net book values and impairment charges of $2,298,000 were recorded to reduce the properties to their estimated fair market values. The estimated fair market values of the properties were determined by offers to purchase received from third parties or estimated net sales proceeds.
4. Concentration of Risk
     As of December 31, 2004, long-term care facilities, which include skilled nursing and assisted living facilities, comprised 93% (92% at December 31, 2003) of our real estate investments and were located in 35 states. Investments in assisted living facilities comprised 54% (60% at December 31, 2003) of our real estate investments. The following table summarizes certain information about our operator concentration as of December 31, 2004 (dollars in thousands):

	Number of	Total	Percent of
	Facilities	Investment(1)	Investment(2)
Concentration by investment:
Emeritus Corporation	48	$361,367	15%
Southern Assisted Living, Inc.	43	200,750	8%
Commonwealth Communities L.L.C.	13	196,560	8%
Delta Health Group, Inc.	25	178,221	7%
Home Quality Management, Inc.	32	176,081	7%
Remaining operators(45)	233	1,339,899	55%

Totals	394	$2,452,878	100%

HEALTH CARE REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Number of	Total	Percent of
	Facilities	Revenues(3)	Revenue(4)
Concentration by revenue:
Commonwealth Communities L.L.C.	13	$26,910	11%
Emeritus Corporation	48	26,904	11%
Southern Assisted Living, Inc.	43	26,087	10%
Home Quality Management, Inc.	32	21,165	8%
Life Care Centers of America, Inc.	16	14,927	6%
Remaining operators (45)	242	137,584	54%

Totals	394	$253,577	100%

(1)	Investments include real estate investments and credit enhancements which amounted to $2,447,233,000 and $5,645,000, respectively.

(2)	Investments with top five operators comprised 46% of total investments at December 31, 2003.

(3)	Revenues include gross revenues and revenues from discontinued operations for the year ended December 31, 2004.

(4)	Revenues from top five operators were 41% and 43% for the years ended December 31, 2003 and 2002, respectively.
5. Allowance for Loan Losses
     The following is a summary of the allowance for loan losses (in thousands):

	Year Ended December 31
	2004	2003	2002
Balance at beginning of year	$7,825	$4,955	$6,861
Provision for loan losses	1,200	2,870	1,000
Charge-offs	(3,764)		(2,906)

Balance at end of year	$5,261	$7,825	$4,955

     The following is a summary of our loan impairments (in thousands):

	Year Ended December 31
	2004	2003	2002
Balance of impaired loans at year end	$35,918	$30,523	$15,311
Allowance for loan losses	5,261	7,825	4,955

Balance of impaired loans not reserved	30,657	22,698	10,356
Average impaired loans for the year	33,221	22,917	16,950
6. Borrowings Under Lines of Credit Arrangements and Related Items
     We have an unsecured credit arrangement with a consortium of eight banks providing for a revolving line of credit (“revolving credit”) in the amount of $310,000,000, which expires on May 15, 2006. The agreement specifies that borrowings under the revolving credit are subject to interest payable in periods no longer than three months at either the agent bank’s prime rate of interest or 1.3% over LIBOR interest rate, at our option (3.7375% at December 31, 2004). In addition, we pay a commitment fee based on an annual rate of 0.325% and an annual agent’s fee of $50,000. Principal is due upon expiration of the agreement. We have another

HEALTH CARE REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
unsecured line of credit arrangement with a consortium of three banks for a total of $30,000,000, which expires May 31, 2005. Borrowings under this line of credit are subject to interest at either the lead bank’s prime rate of interest or 2.00% over LIBOR interest rate, at our option (5.25% at December 31, 2004) and are due on demand.
     The following information relates to aggregate borrowings under the unsecured lines of credit arrangements (in thousands, except percentages):

	Year Ended December 31
	2004	2003	2002
Balance outstanding at December 31	$151,000	$0	$109,500
Maximum amount outstanding at any month end	159,000	156,900	130,000
Average amount outstanding (total of daily principal balances divided by days in year)	54,770	61,677	69,180
Weighted average interest rate (actual interest expense divided by average borrowings outstanding)	5.32%	4.65%	4.58%
7. Senior Unsecured Notes and Secured Debt
     We have $875,000,000 of senior unsecured notes with annual interest rates ranging from 6.00% to 8.17%.
     We have 32 mortgage loans totaling $160,225,000, collateralized by health care facilities with annual interest rates ranging from 5.50% to 12.00%. The carrying values of the health care properties securing the mortgage loans totaled $233,591,000 at December 31, 2004.
     Our debt agreements contain various covenants, restrictions and events of default. Among other things, these provisions require us to maintain certain financial ratios and minimum net worth and impose certain limits on our ability to incur indebtedness, create liens and make investments or acquisitions.
     At December 31, 2004, the annual principal payments on these long-term obligations are as follows (in thousands):

	Senior	Mortgage
	Unsecured Notes	Loans	Totals
2005	$0	$6,276	$6,276
2006	50,000	2,977	52,977
2007	175,000	15,004	190,004
2008	100,000	10,194	110,194
2009		13,278	13,278
2010		9,313	9,313
2011		21,149	21,149
Thereafter	550,000	82,034	632,034

Totals	$875,000	$160,225	$1,035,225

8. Stock Incentive Plans
     Our 1995 Stock Incentive Plan authorizes up to 3,768,000 shares of common stock to be issued at the discretion of the Board of Directors. The 1995 Plan replaced the 1985 Incentive Stock Option Plan. The options granted under the 1985 Plan continue to vest through 2005 and expire ten years from the date of grant. Our officers and key salaried employees are eligible to participate in the 1995 Plan. The 1995 Plan allows for the issuance of, among other things, stock options, restricted stock grants and dividend equivalent rights.

HEALTH CARE REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
There were no dividend equivalent rights outstanding under the 1995 Plan for 2003 or 2002. In addition, we have a Stock Plan for Non-Employee Directors, which authorizes up to 480,000 shares to be issued.
     The following summarizes the activity in the plans for the years ended December 31 (shares in thousands):

	Year Ended December 31
	2004		2003		2002
	Number	Average	Number	Average	Number	Average
	of	Exercise	of	Exercise	of	Exercise
Stock Options	Shares	Price	Shares	Price	Shares	Price
Options at beginning of year	1,503	$23.15	1,606	$21.99	2,387	$21.23
Options granted	112	36.92	340	25.82	40	27.17
Options exercised	(600)	22.83	(420)	20.95	(821)	20.54
Options terminated			(23)	22.35

Options at end of year	1,015	$24.86	1,503	$23.15	1,606	$21.99

Options exercisable at end of year	639	$23.54	817	$22.69	838	$21.98
Weighted average fair value of options granted during the year		$12.09		$1.74		$2.10
     Vesting periods for options and restricted shares range from six months for directors to five years for officers and key salaried employees. Options expire ten years from the date of grant. We granted 112,000, 110,000, and 8,000 restricted shares during 2004, 2003 and 2002, respectively, including 10,000, 12,000, and 8,000 shares for directors in 2004, 2003 and 2002, respectively. Expense, which is recognized as the shares vest based on the market value at the date of the award, totaled $2,887,000, $2,157,000 and $1,555,000, in 2004, 2003 and 2002, respectively.
     The following table summarizes information about stock options outstanding at December 31, 2004 (shares in thousands):

	Options Outstanding			Options Exercisable
			Weighted		Weighted
Range of Per		Weighted	Average		Average
Share Exercise	Number	Average	Remaining	Number	Exercise
Prices	Outstanding	Exercise Price	Contract Life	Exercisable	Price
$16-$20	226	$17.70	5.8	197	$17.84
$20-$25	324	24.39	6.7	206	24.38
$25-$30	353	26.04	8.3	206	26.19
$30-$40	112	36.92	10.0	30	36.71

Totals	1,015	$24.86	7.4	639	$23.54

9. Other Equity
     Other equity consists of the following (in thousands):

	December 31
	2004	2003	2002
Accumulated compensation expense related to stock options	$552	$173	$0
Unamortized restricted stock	(1,249)	(2,198)	(3,433)

Totals	$(697)	$(2,025)	$(3,433)

HEALTH CARE REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     Unamortized restricted stock represents the unamortized value of restricted stock granted to employees and directors prior to January 1, 2003. Expense related to these grants, which is recognized as the shares vest based on the market value at the date of the award, totaled $949,000, $1,182,000 and $1,555,000 for the years ended December 31, 2004, 2003 and 2002, respectively.
     In December 2002, the Financial Accounting Standards Board issued Statement No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure, which we are required to adopt for fiscal years beginning after December 15, 2002, with transition provisions for certain matters. Statement 148 amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation. In addition, Statement 148 amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. Effective January 1, 2003, we commenced recognizing compensation expense in accordance with Statement 123 on a prospective basis. Accumulated compensation expense related to stock options represents the amount of amortized compensation costs related to stock options awarded to employees and directors subsequent to January 1, 2003.
     The following table illustrates the effect on net income available to common stockholders if we had applied the fair value recognition provisions of Statement 123 to stock-based compensation for options granted since 1995 but prior to adoption at January 1, 2003 (in thousands, except per share data):

	Year Ended December 31
	2004	2003	2002
Numerator:
Net income available to common stockholders — as reported	$72,634	$70,732	$55,191
Deduct: Additional stock-based employee compensation expense determined under fair value based method for all awards	274	405	539

Net income available to common stockholders — pro forma	$72,360	$70,327	$54,652

Denominator:
Basic weighted average shares — as reported and pro forma	51,544	43,572	36,702
Effect of dilutive securities:
Employee stock options — pro forma	365	388	394
Non-vested restricted shares	161	202	162

Dilutive potential common shares	526	590	556

Diluted weighted average shares — pro forma	52,070	44,162	37,258

Net income available to common stockholders per share — as reported
Basic	$1.41	$1.62	$1.50
Diluted	1.39	1.60	1.48
Net income available to common stockholders per share — pro forma
Basic	$1.40	$1.61	$1.49
Diluted	1.39	1.59	1.47

HEALTH CARE REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     The fair value of each option grant is estimated on the date of grant using a Black-Scholes-Merton option pricing model with the following weighted-average assumptions:

	2004	2003	2002
Dividend yield (1)	0.6%	9.1%	8.0%
Expected volatility	22.4%	25.2%	24.3%
Risk-free interest rate	4.11%	3.73%	3.44%
Expected life (in years)	7	7	7
Weighted-average fair value (1)	$12.09	$1.74	$2.10

(1)	Options granted to employees in 2004 include dividend equivalent rights. These options are assumed to have a dividend yield of 0% for purposes of the Black-Scholes-Merton option pricing model and result in higher fair values than options without dividend equivalent rights.
10. Preferred Stock
     In July 2003, we closed a public offering of 4,000,000 shares of 7.875% Series D Cumulative Redeemable Preferred Stock. These shares have a liquidation value of $25.00 per share. Dividends are payable quarterly in arrears. The preferred stock, which has no stated maturity, may be redeemed by us at a redemption price of $25.00 per share, plus accrued and unpaid dividends thereon to the redemption date, on or after July 9, 2008. A portion of the proceeds from this offering were used to redeem all 3,000,000 shares of our 8.875% Series B Cumulative Redeemable Preferred Stock on July 15, 2003, at a redemption price of $25.00 per share plus accrued and unpaid dividends. In accordance with Emerging Issues Task Force Topic D-42, the costs to issue the Series B Preferred Stock were recorded as a non-cash, non-recurring charge of $2,790,000, or $0.06 per diluted share, in the third quarter of 2003 to reduce net income available to common stockholders.
     In September 2003, we issued 1,060,000 shares of 6% Series E Cumulative Convertible and Redeemable Preferred Stock as partial consideration for an acquisition of assets by the Company, with the shares valued at $26,500,000 for such purposes. The shares were issued to Southern Assisted Living, Inc. and certain of its stockholders without registration in reliance upon the federal statutory exemption of Section 4(2) of the Securities Act of 1933, as amended. The shares have a liquidation value of $25.00 per share. Dividends are payable quarterly in arrears. The preferred stock, which has no stated maturity, may be redeemed by us at a redemption price of $25.00 per share, plus accrued and unpaid dividends thereon to the redemption date, on or after August 15, 2008. The preferred shares are convertible into common stock at a conversion price of $32.66 per share at any time. During the year ended December 31, 2004, certain holders of our Series E Preferred Stock converted 480,399 shares into 367,724 shares of our common stock, leaving 350,045 of such shares outstanding at December 31, 2004.
     In September 2004, we closed a public offering of 7,000,000 shares of 7.625% Series F Cumulative Redeemable Preferred Stock. These shares have a liquidation value of $25.00 per share. Dividends are payable quarterly in arrears. The preferred stock, which has no stated maturity, may be redeemed by us at a redemption price of $25.00 per share, plus accrued and unpaid dividends thereon to the redemption date, on or after September 14, 2009.
11. Income Taxes and Distributions
     To qualify as a real estate investment trust for federal income tax purposes, 90% of taxable income (including 100% of capital gains) must be distributed to stockholders. Real estate investment trusts that do not distribute a certain amount of current year taxable income in the current year are also subject to a 4% federal excise tax. The principal reasons for the difference between undistributed net income for federal income tax purposes and financial statement purposes are the recognition of straight-line rent for reporting

HEALTH CARE REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
purposes, different useful lives and depreciation methods for real property and the provision for loan losses for reporting purposes versus bad debt expense for tax purposes. Cash distributions paid to common stockholders, for federal income tax purposes, are as follows:

	Year Ended December 31
	2004	2003	2002
Per Share:
Ordinary income	$1.189	$1.365	$1.655
Return of capital	1.196	0.896	0.671
Capital gains	0.000	0.079	0.014

Totals	$2.385	$2.340	$2.340

12. Commitments and Contingencies
     We have guaranteed the payment of industrial revenue bonds for one assisted living facility, in the event that the present owner defaults upon its obligations. In consideration for this guaranty, we receive and recognize fees annually related to this arrangement. This guaranty expires upon the repayment of the industrial revenue bonds which currently mature in 2009. At December 31, 2004, we were contingently liable for $3,195,000 under this guaranty.
     We have an outstanding letter of credit issued for the benefit of certain insurance companies that provide workers’ compensation insurance to one of our tenants. Our obligation under the letter of credit matures in 2009. At December 31, 2004, our obligation under the letter of credit was $2,450,000.
     At December 31, 2004, we had outstanding construction financings of $26,183,000 ($25,463,000 for leased properties and $720,000 for construction loans) and were committed to providing additional financing of approximately $3,833,000 to complete construction. At December 31, 2004, we had contingent purchase obligations totaling $82,815,000. These contingent purchase obligations primarily relate to deferred acquisition fundings. Deferred acquisition fundings are contingent upon an operator satisfying certain conditions such as payment coverage and value tests. Amounts due from the tenant are increased to reflect the additional investment in the property.
     At December 31, 2004, we had operating lease obligations of $16,036,000 relating to Company office space, six assisted living facilities and three skilled nursing facilities. We incurred rental expense relating to our Company office space of $292,000, $348,000 and $213,000 for the years ended December 31, 2004, 2003 and 2002, respectively. Regarding the facility leases, we have sublease agreements with certain of our operators that require the operators to reimburse us for our monthly operating lease obligations. At December 31, 2004, aggregate future minimum rentals to be received under these noncancelable subleases totaled $14,509,000. At December 31, 2004, future minimum lease payments due under operating leases are as follows (in thousands):

2005	$1,778
2006	1,275
2007	1,066
2008	928
2009	929
Thereafter	10,060

Totals	$16,036

HEALTH CARE REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
13. Earnings Per Share
     The following table sets forth the computation of basic and diluted earnings per share (in thousands, except per share data):

	Year Ended December 31
	2004	2003	2002
Numerator for basic and diluted earnings per share — net income available to common stockholders	$72,634	$70,732	$55,191

Denominator for basic earnings per share — weighted average shares	51,544	43,572	36,702
Effect of dilutive securities:
Employee stock options	377	427	437
Non-vested restricted shares	161	202	162

Dilutive potential common shares	538	629	599

Denominator for diluted earnings per share — adjusted weighted average shares	52,082	44,201	37,301

Basic earnings per share	$1.41	$1.62	$1.50

Diluted earnings per share	$1.39	$1.60	$1.48

     The diluted earnings per share calculation excludes the dilutive effect of 112,000, 0 and 10,000 options for 2004, 2003 and 2002, respectively, because the exercise price was greater than the average market price. The Series C Cumulative Convertible Preferred Stock was not included in the calculations for 2002 and 2003 as the effect of the conversions was anti-dilutive. The Series E Cumulative Convertible and Redeemable Preferred Stock was not included in the calculations for 2003 and 2004 as the effect of the conversions was anti-dilutive.
14. Disclosure about Fair Value of Financial Instruments
     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value.
     Mortgage Loans Receivable — The fair value of all mortgage loans receivable is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.
     Working Capital Loans, Construction Loans and Subdebt Investments — The carrying amount is a reasonable estimate of fair value based on the interest rates received, which approximates current market rates.
     Cash and Cash Equivalents — The carrying amount approximates fair value.
     Equity Investments — Equity investments are recorded at their fair market value.
     Borrowings Under Lines of Credit Arrangements — The carrying amount of the lines of credit arrangements approximates fair value because the borrowings are interest rate adjustable.
     Senior Unsecured Notes — The fair value of the senior unsecured notes payable was estimated by discounting the future cash flows using the current borrowing rate available to the Company for similar debt.

HEALTH CARE REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     Mortgage Loans Payable — Mortgage loans payable is a reasonable estimate of fair value based on the interest rates paid, which approximates current market rates.
     Interest Rate Swap Agreements — Our interest rate swap agreements are recorded as assets or liabilities on the balance sheet at fair market value. Fair market value is estimated by a third party consultant, which utilizes pricing models that consider forward yield curves and discount rates.
     The carrying amounts and estimated fair values of our financial instruments are as follows (in thousands):

	December 31, 2004		December 31, 2003
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value
Financial Assets:
Mortgage loans receivable	$155,266	$165,551	$164,139	$167,610
Working capital loans	57,081	57,081	49,177	49,177
Construction loans	720	720	164	164
Subdebt investments	43,739	43,739	45,254	45,254
Cash and cash equivalents	19,763	19,763	124,496	124,496
Interest rate swap agreements	4,206	4,206
Equity investments	1	1	1	1
Financial Liabilities:
Borrowings under lines of credit arrangements	$151,000	$151,000	$0	$0
Senior unsecured notes	875,000	1,068,132	865,000	1,111,712
Mortgage loans payable	160,225	160,225	148,184	148,184
15. Discontinued Operations
     In August 2001, the Financial Accounting Standards Board issued Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which is effective for fiscal years beginning after December 15, 2001. We adopted the standard effective January 1, 2002 and have reflected the results of properties disposed of through September 30, 2005 in discontinued operations for all periods presented.
     During the years ended December 31, 2002, 2003 and 2004, we sold properties with carrying values of $53,311,000, $61,316,000 and $37,710,000 for net losses of $1,032,000, net gains of $4,139,000 and net losses of $143,000, respectively. During the nine months ended September 30, 2005, we sold properties with carrying values of $10,034,000 for a net loss of $134,000. Also, at September 30, 2005, six properties were classified as held for sale. In accordance with Statement No. 144, we have reclassified the income and expenses attributable to these properties to discontinued operations. Expenses include an allocation of interest expense based on property carrying values and our weighted average cost of debt. The following illustrates the reclassification impact of Statement No. 144 as a result of classifying the properties as discontinued operations (in thousands):

	Year Ended December 31
	2004	2003	2002
Revenues:
Operating lease rents	$9,767	$18,600	$24,125
Expenses:
Interest expense	2,677	4,917	6,155
Provision for depreciation	4,765	7,447	8,731

Income from discontinued operations, net	$2,325	$6,236	$9,239

HEALTH CARE REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
16. Retirement Arrangements
     We have a Retirement Plan and Trust (the “401(k) Plan”) covering all eligible employees. Under the 401(k) Plan, eligible employees may make contributions, and we may make matching contributions and a profit sharing contribution. Our contributions to this 401(k) Plan totaled $289,000, $206,000 and $184,000 in 2004, 2003 and 2002, respectively.
     We have a Supplemental Executive Retirement Plan (“SERP”), a non-qualified defined benefit pension plan, which provides certain executive officers with supplemental deferred retirement benefits. The SERP provides an opportunity for participants to receive retirement benefits that cannot be paid under our tax-qualified Plan because of the restrictions imposed by ERISA and the Internal Revenue Code of 1986, as amended. Benefits are based on compensation and length of service and the SERP is unfunded. No company contributions are anticipated for the 2005 fiscal year. No benefit payments are expected to occur during the next five fiscal years and total $470,000 during the succeeding five fiscal years. We use a December 31 measurement date for the SERP. The accrued liability on our balance sheet for the SERP was $703,000 at December 31, 2004 ($412,000 at December 31, 2003).
     The following tables provide a reconciliation of the changes in the SERP’s benefit obligations and fair value, and a statement of the funded status for the periods indicated (in thousands):

	Year Ended December 31
	2004	2003
Reconciliation of benefit obligation:
Obligation at January 1	$454	$231
Service cost	262	191
Interest cost	28	15
Actuarial (gain)/loss	(15)	17

Obligation at December 31	$729	$454

	December 31
	2004	2003
Funded status:
Funded status at December 31	$(729)	$(454)
Unrecognized (gain)/loss	26	42

Prepaid/(accrued) benefit cost	$(703)	$(412)

     The following table shows the components of net periodic benefit costs for the periods indicated (in thousands):

	Year Ended December 31
	2004	2003
Service cost	$262	$191
Interest cost	28	15

Net periodic benefit cost	$290	$206

HEALTH CARE REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     The following table provides information for the SERP which has an accumulated benefit in excess of plan assets (in thousands):

	December 31
	2004	2003
Projected benefit obligation	$729	$454
Accumulated benefit obligation	529	288
Fair value of assets	n/a	n/a
     The following table reflects the weighted-average assumptions used to determine the benefit obligations and net periodic benefit cost for the SERP:

			Net Periodic
	Benefit		Benefit Cost
	Obligations
			Year Ended
	December 31		December 31
	2004	2003	2004	2003
Discount rate	6.00%	6.25%	6.25%	6.75%
Rate of compensation increase	4.25%	4.50%	4.50%	5.00%
Expected long-term return on plan assets	n/a	n/a	n/a	n/a
17. Quarterly Results of Operations (Unaudited)
     The following is a summary of our unaudited quarterly results of operations for the years ended December 31, 2004 and 2003 (in thousands, except per share data):

	Year Ended December 31, 2004
	1st	2nd	3rd	4th
	Quarter	Quarter	Quarter	Quarter(2)
Revenues — as reported	$60,961	$59,334	$63,629	$68,794
Discontinued operations	(3,140)	(2,272)	(1,827)	(1,669)

Revenues — as adjusted (1)	57,821	57,062	61,802	67,125
Net income available to common stockholders	18,655	19,207	19,004	15,767
Net income available to common stockholders per share:
Basic	0.37	0.37	0.37	0.30
Diluted	0.36	0.37	0.37	0.30

	Year Ended December 31, 2003
	1st	2nd	3rd	4th
	Quarter	Quarter	Quarter	Quarter (3)
Revenues — as reported	$46,292	$47,856	$49,975	$61,240
Discontinued operations	(5,440)	(5,334)	(3,143)	(3,132)

Revenues — as adjusted (1)	40,852	42,522	46,832	58,108
Net income available to common stockholders	16,451	16,744	20,601	16,935
Net income available to common stockholders per share:
Basic	0.41	0.41	0.47	0.34
Diluted	0.41	0.41	0.46	0.34

HEALTH CARE REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(1)	In accordance with FASB Statement No. 144, we have reclassified the income attributable to the properties sold subsequent to January 1, 2002 and attributable to the properties held for sale at September 30, 2005 to discontinued operations. See Note 15.

(2)	The decrease in net income and amounts per share is primarily attributable to losses on sale in fourth quarter 2004 and increased preferred stock dividends in fourth quarter 2004 resulting from the September 2004 issuance of Series F preferred stock.

(3)	The decrease in net income and amounts per share is primarily attributable to impairment of assets recorded in fourth quarter 2003 and a common stock issuance completed in third quarter 2003.

HEALTH CARE REIT, INC.
SCHEDULE III
REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2004

					Gross Amount at Which Carried at
		Initial Cost to Company			Close of Period
(Dollars in thousands)				Cost Capitalized
			Buildings &	Subsequent to		Buildings &	Accumulated	Year	Year
Description	Encumbrances	Land	Improvements	Acquisition	Land	Improvements	Depreciation	Acquired	Built
Assisted Living Facilities:
Alhambra, CA	$0	$420	$2,534	$0	$420	$2,534	$267	1999	1999
Amarillo, TX		390	5,100		390	5,100	34	2004	1996
Anderson, SC		710	6,290		710	6,290	226	2003	1986
Asheboro, NC (3)	3,682	290	5,032	18	290	5,050	178	2003	1998
Asheville, NC		204	3,489		204	3,489	589	1999	1999
Asheville, NC		280	1,955	345	280	2,300	90	2003	1992
Atlanta, GA		2,059	14,914		2,059	14,914	3,319	1997	1999
Auburn, IN		145	3,511	1,855	145	5,366	1,132	1998	1999
Auburn, MA (1)	4,806	1,050	7,950		1,050	7,950	320	2003	1997
Austin, TX		880	9,520		880	9,520	1,603	1999	1998
Avon, IN		170	3,504	2,961	170	6,465	1,218	1998	1999
Azusa, CA		570	3,141		570	3,141	347	1998	1988
Baltimore, MD		510	4,515		510	4,515	226	2003	1999
Bartlesville, OK		100	1,380		100	1,380	353	1996	1995
Beaumont, TX		520	6,050		520	6,050	42	2004	1997
Bellingham, WA		300	3,200		300	3,200	109	2003	1994
Bluffton, SC		700	5,598	3,072	700	8,670	756	1999	2000
Boonville, IN		190	5,510		190	5,510	414	2002	2000
Bradenton, FL		252	3,298		252	3,298	859	1996	1995
Bradenton, FL		100	1,700	801	100	2,501	522	1999	1996
Brandon, FL		860	7,140		860	7,140	234	2003	1990
Brick, NJ		1,300	9,394		1,300	9,394	2,251	1999	2000
Burlington, NC		280	4,297	697	280	4,994	171	2003	2000
Burlington, NC (3)	2,879	460	5,501	5	460	5,506	194	2003	1997
Butte, MT		550	3,957	43	550	4,000	445	1998	1999
Canton, OH		300	2,098		300	2,098	364	1998	1998
Cape Coral, FL		530	3,281		530	3,281	253	2002	2000
Cary, NC		1,500	4,350	897	1,500	5,247	812	1998	1996
Cedar Hill, TX		171	1,490		171	1,490	347	1997	1996
Chapel Hill, NC		354	2,646	773	354	3,419	197	2002	1997
Chelmsford, MA (2)	9,475	1,040	10,960		1,040	10,960	363	2003	1997
Chickasha, OK		85	1,395		85	1,395	349	1996	1996
Chubbuck, ID		125	5,375		125	5,375	188	2003	1996
Claremore, OK		155	1,428		155	1,428	333	1996	1996
Clarksville, TN		330	2,292		330	2,292	394	1998	1998
Clermont, FL		350	5,232	449	350	5,681	1,226	1996	1997

SCHEDULE III — Continued

					Gross Amount at Which Carried at
		Initial Cost to Company			Close of Period
(Dollars in thousands)				Cost Capitalized
			Buildings &	Subsequent to		Buildings &	Accumulated	Year	Year
Description	Encumbrances	Land	Improvements	Acquisition	Land	Improvements	Depreciation	Acquired	Built
Coeur D’ Alene, ID	$0	$530	$7,570	$0	$530	$7,570	$262	2003	1997
Columbia, SC		2,120	4,860		2,120	4,860	255	2003	2000
Columbia, TN		341	2,295		341	2,295	385	1999	1999
Columbus, IN		530	5,170	90	530	5,260	392	2002	2001
Concord, NC (3)	4,897	550	3,921	36	550	3,957	155	2003	1997
Corpus Christi, TX		155	2,935	15	155	2,950	794	1997	1996
Corpus Christi, TX		420	4,796	139	420	4,935	1,850	1996	1997
Danville, VA		410	3,954	664	410	4,618	165	2003	1998
Dayton, OH		690	2,970	1,179	690	4,149	224	2003	1994
Desoto, TX		205	1,383		205	1,383	314	1996	1996
Douglasville, GA		90	217		90	217	11	2003	1985
Duncan, OK		103	1,347		103	1,347	330	1995	1996
Durham, NC		1,476	10,659	2,173	1,476	12,832	3,149	1997	1999
Easley, SC		250	3,266		250	3,266	164	2003	1999
Eden, NC (3)	3,182	390	5,039	2	390	5,041	177	2003	1998
Edmond, OK		175	1,564		175	1,564	376	1995	1996
Elizabeth City, NC		200	2,760	1,998	200	4,758	541	1998	1999
Ellicott City, MD		1,320	13,641	1,669	1,320	15,310	3,931	1997	1999
Encinitas, CA		1,460	7,721		1,460	7,721	957	2000	2000
Enid, OK		90	1,390		90	1,390	355	1995	1995
Eugene, OR		600	5,150		600	5,150	396	2002	2000
Everett, WA		1,400	5,476		1,400	5,476	855	1999	1999
Fairfield, CA		1,460	14,040		1,460	14,040	1,103	2002	1998
Fairhaven, MA		770	6,230		770	6,230	124	2004	1999
Fayetteville, NY		410	3,962	500	410	4,462	336	2001	1997
Federal Way, WA		540	3,960		540	3,960	135	2003	1978
Findlay, OH		200	1,800		200	1,800	388	1997	1997
Flagstaff, AZ		540	4,460		540	4,460	156	2003	1999
Florence, NJ		300	2,978		300	2,978	228	2002	1999
Forest City, NC (3)	3,254	320	4,576	40	320	4,616	165	2003	1999
Fort Myers, FL		440	2,560		440	2,560	92	2003	1980
Fort Worth, TX		210	3,790	(55)	64	3,881	1,119	1996	1984
Gaffney, SC		200	1,892		200	1,892	106	2003	1999
Gardnerville, NV		1,144	10,831		1,144	10,831	3,009	1998	1999
Gastonia, NC (3)	4,329	470	6,129		470	6,129	215	2003	1998
Gastonia, NC (3)	2,008	310	3,096	36	310	3,132	117	2003	1994
Gastonia, NC (3)	3,998	400	5,029		400	5,029	180	2003	1996
Georgetown, TX		200	2,100		200	2,100	441	1997	1997
Grand Terrace, CA		530	2,770		530	2,770	22	2004	1982
Greensboro, NC		330	2,970	502	330	3,472	128	2003	1996
Greensboro, NC		560	5,507	920	560	6,427	234	2003	1997
Greenville, NC (3)	3,777	290	4,393	16	290	4,409	156	2003	1998

SCHEDULE III — Continued

					Gross Amount at Which Carried at
		Initial Cost to Company			Close of Period
(Dollars in thousands)				Cost Capitalized
			Buildings &	Subsequent to		Buildings &	Accumulated	Year	Year
Description	Encumbrances	Land	Improvements	Acquisition	Land	Improvements	Depreciation	Acquired	Built
Greenville, SC	$0	$310	$4,750	$0	$310	$4,750	$35	2004	1997
Hagerstown, MD		360	4,640		360	4,640	171	2003	1999
Haines City, FL		80	1,937	167	80	2,104	501	1999	1999
Hamden, CT		1,470	4,530		1,470	4,530	388	2002	1998
Hamilton, NJ		440	4,469		440	4,469	363	2001	1998
Hanover, IN		210	4,430		210	4,430	65	2004	2000
Hanover, MD		730	2,270	4,802	730	7,072	1,102	2001	1998
Harlingen, TX		92	2,057	127	92	2,184	553	1997	1989
Hattiesburg, MS		560	5,790		560	5,790	477	2002	1998
Henderson, NV		380	9,220	65	380	9,285	1,479	1998	1998
Henderson, NV		380	4,360	41	380	4,401	482	1999	2000
Hendersonville, NC		2,270	11,771	279	2,270	12,050	2,084	1998	1998
Hickory, NC		290	987	199	290	1,186	59	2003	1994
High Point, NC		560	4,443	758	560	5,201	187	2003	2000
High Point, NC		370	2,185	389	370	2,574	99	2003	1999
High Point, NC (3)	2,768	330	3,395	33	330	3,428	124	2003	1994
High Point, NC (3)	3,123	430	4,147	3	430	4,150	149	2003	1998
Highlands Ranch, CO		940	3,721		940	3,721	290	2002	1999
Hilton Head Island, SC		510	6,037	2,351	510	8,388	977	1998	1999
Houston, TX		550	10,751		550	10,751	2,884	1999	1999
Houston, TX		360	2,640		360	2,640	160	2002	1999
Houston, TX		360	2,640		360	2,640	158	2002	1999
Houston, TX		4,790	7,100		4,790	7,100	370	2003	1974
Hutchinson, KS		600	10,590		600	10,590	70	2004	1997
Jackson, TN		540	1,633	75	540	1,708	93	2003	1998
Jonesboro, GA		460	1,304		460	1,304	56	2003	1992
Kalispell, MT		360	3,282		360	3,282	559	1998	1998
Kenner, LA		1,100	10,036	125	1,100	10,161	2,496	1998	2000
Kirkland, WA (2)	5,186	1,880	4,320		1,880	4,320	152	2003	1996
Knoxville, TN		314	2,756	163	315	2,918	161	2002	1998
Kokomo, IN		195	3,709	1,251	195	4,960	1,115	1997	1999
Lake Havasu City, AZ		450	4,223		450	4,223	640	1998	1999
Lake Havasu City, AZ		110	2,244	136	110	2,380	397	1998	1994
Lake Wales, FL		80	1,939	169	80	2,108	502	1999	1999
Lakeland, FL		520	4,580		520	4,580	158	2003	1991
Lakewood, NY		470	8,530		470	8,530	285	2003	1999
LaPorte, IN		165	3,674	1,244	165	4,918	1,106	1998	1999
Laurel, MD		1,060	8,045	14	1,060	8,059	1,402	2002	1996
Lawton, OK		144	1,456		144	1,456	353	1995	1996
Lecanto, FL		200	6,900		200	6,900	49	2004	1986
Lee, MA		290	18,135	906	290	19,041	1,393	2002	1998
Leesburg, FL		70	1,170	(88)	70	1,082	380	1999	1954

SCHEDULE III — Continued

					Gross Amount at Which Carried at
		Initial Cost to Company			Close of Period
(Dollars in thousands)				Cost Capitalized
			Buildings &	Subsequent to		Buildings &	Accumulated	Year	Year
Description	Encumbrances	Land	Improvements	Acquisition	Land	Improvements	Depreciation	Acquired	Built
Leesburg, VA	$0	$950	$7,553	$54	$950	$7,607	$1,159	2002	1993
Lenoir, NC		190	3,748	598	190	4,346	156	2003	1998
Lexington, NC		200	3,900	962	200	4,862	276	2002	1997
Litchfield, CT		660	9,652	113	660	9,765	3,072	1997	1998
Longview, TX		320	4,440		320	4,440	31	2004	1997
Louisville, KY (1)	3,572	490	7,610		490	7,610	307	2003	1997
Lubbock, TX		280	6,220		280	6,220	210	2003	1996
Manassas, VA (2)	3,947	750	7,450		750	7,450	251	2003	1996
Margate, FL		500	7,303	2,459	500	9,762	2,945	1998	1972
Marion, IN		175	3,504	898	175	4,402	1,181	1999	1999
Martinsville, NC		349			349			2003
Marysville, CA		450	4,172	44	450	4,216	470	1998	1999
Marysville, WA		620	4,780		620	4,780	150	2003	1998
Matthews, NC (3)	3,978	560	4,869	149	560	5,018	179	2003	1998
Merrillville, IN		643	7,084	476	643	7,560	2,081	1997	1999
Mesa, AZ		950	9,087		950	9,087	1,063	1999	2000
Middleburg Heights, OH		960	7,780		960	7,780	53	2004	1998
Middleton, WI		420	4,006		420	4,006	315	2001	1991
Middletown, OH		800	3,700		800	3,700	53	2004	2000
Midland, TX		400	4,930		400	4,930	34	2004	1997
Midwest City, OK		95	1,385		95	1,385	354	1996	1995
Monroe, NC		470	3,681	631	470	4,312	158	2003	2001
Monroe, NC		310	4,799	775	310	5,574	193	2003	2000
Monroe, NC (3)	3,427	450	4,021	11	450	4,032	149	2003	1997
Morehead City, NC		200	3,104	1,640	200	4,744	527	1999	1999
Morristown, TN		400	3,808	155	400	3,963	706	1998	1999
Moses Lake, WA		260	5,940		260	5,940	206	2003	1986
Naples, FL		1,716	17,306		1,716	17,306	5,810	1997	1999
Newark, DE		560	21,220		560	21,220	138	2004	1998
Newark, OH		410	5,711	300	410	6,011	1,336	1998	1987
Newburyport, MA		960	8,290		960	8,290	556	2002	1999
Norman, OK		55	1,484		55	1,484	431	1995	1995
North Augusta, SC		332	2,558		332	2,558	422	1999	1998
North Miami Beach, FL		300	5,709	2,006	300	7,715	2,149	1998	1987
North Oklahoma City, OK		87	1,508		87	1,508	346	1996	1996
Oak Ridge, TN		450	4,066	155	450	4,221	746	1998	1999
Ocean Shores, WA		770	1,390		770	1,390	11	2004	1996
Ogden, UT		360	6,700		360	6,700	46	2004	1998
Oklahoma City, OK		130	1,350		130	1,350	335	1995	1996
Oklahoma City, OK		220	2,943		220	2,943	413	1999	1999
Ontario, OR		90	2,110		90	2,110	72	2003	1985
Orange City, FL		80	2,239	269	80	2,508	638	1999	1998

SCHEDULE III — Continued

					Gross Amount at Which Carried at
		Initial Cost to Company			Close of Period
(Dollars in thousands)				Cost Capitalized
			Buildings &	Subsequent to		Buildings &	Accumulated	Year	Year
Description	Encumbrances	Land	Improvements	Acquisition	Land	Improvements	Depreciation	Acquired	Built
Orlando, FL	$0	$1,390	$4,630	$0	$1,390	$4,630	$38	2004	1973
Ossining, NY		1,510	9,490		1,510	9,490	688	2002	1967
Owasso, OK		215	1,380		215	1,380	320	1996	1996
Palestine, TX		173	1,410		173	1,410	330	1996	1996
Parkville, MD		730	8,770	2,873	730	11,643	1,980	1997	1999
Paso Robles, CA		1,770	8,630		1,770	8,630	674	2002	1998
Phoenix, AZ		1,000	6,500		1,000	6,500	230	2003	1999
Pinehurst, NC		290	2,690	464	290	3,154	119	2003	1998
Piqua, OH		204	1,885		204	1,885	356	1997	1997
Pocatello, ID		470	1,930		470	1,930	74	2003	1991
Ponca City, OK		114	1,536		114	1,536	395	1995	1995
Portland, OR		628	3,585	232	628	3,817	573	1998	1999
Quincy, MA	14,555	2,690	15,410		2,690	15,410		2004	1999
Reidsville, NC		170	3,830	835	170	4,665	269	2002	1998
Reno, NV		1,060	11,440		1,060	11,440	77	2004	1998
Ridgeland, MS (2)	5,013	520	7,680		520	7,680	259	2003	1997
Rocky Hill, CT		1,460	7,040		1,460	7,040	546	2002	1998
Rocky Hill, CT (1)	4,927	1,090	6,710		1,090	6,710	273	2003	1996
Roswell, GA		1,107	9,627		1,107	9,627	2,742	1997	1999
Roswell, GA		620	2,200	184	620	2,384	175	2002	1997
Salem, OR		449	5,172		449	5,172	842	1999	1998
Salisbury, NC (3)	3,713	370	5,697	49	370	5,746	203	2003	1997
Salt Lake City, UT		1,060	6,142		1,060	6,142	664	1999	1986
San Angelo, TX		260	8,800		260	8,800	58	2004	1997
San Juan Capistrano, CA		1,390	6,942		1,390	6,942	613	2000	2001
Sarasota, FL		475	3,175		475	3,175	827	1996	1995
Sarasota, FL		1,190	4,810		1,190	4,810	175	2003	1988
Seven Fields, PA		484	4,663		484	4,663	769	1999	1999
Shawnee, OK		80	1,400		80	1,400	355	1996	1995
Shelbyville, IN		165	3,497	1,139	165	4,636	1,276	1998	1999
Smithfield, NC (3)	3,705	290	5,777	42	290	5,819	203	2003	1998
Statesville, NC		150	1,447	247	150	1,694	64	2003	1990
Statesville, NC (3)	2,991	310	6,183	28	310	6,211	212	2003	1996
Statesville, NC (3)	2,603	140	3,798	20	140	3,818	131	2003	1999
Staunton, VA		140	8,360		140	8,360	293	2003	1999
Stillwater, OK		80	1,400		80	1,400	357	1995	1995
Sunrise, FL		1,480	15,950		1,480	15,950	112	2004	1988
Terre Haute, IN		175	3,499	1,712	175	5,211	1,121	1999	1999
Tewksbury, MA		1,520	5,480		1,520	5,480	180	2003	1989
Texarkana, TX		192	1,403		192	1,403	325	1996	1996
Troy, OH		200	2,000		200	2,000	422	1997	1997
Tucson, AZ	3,500		1,373	16,021	635	16,759	1,907	2002	(blank)

SCHEDULE III — Continued

					Gross Amount at Which Carried at
		Initial Cost to Company			Close of Period
(Dollars in thousands)				Cost Capitalized
			Buildings &	Subsequent to		Buildings &	Accumulated	Year	Year
Description	Encumbrances	Land	Improvements	Acquisition	Land	Improvements	Depreciation	Acquired	Built
Twin Falls, ID	$0	$550	$14,740	$0	$550	$14,740	$837	2002	1991
Urbana, IL		670	6,780		670	6,780	551	2002	1998
Vacaville, CA		900	6,329		900	6,329	249	2002	2003
Valparaiso, IN		112	2,558		112	2,558	248	2001	1998
Valparaiso, IN		108	2,962		108	2,962	281	2001	1999
Vero Beach, FL		263	3,187		263	3,187	300	2001	1999
Vero Beach, FL		297	3,263		297	3,263	310	2001	1996
Vincennes, IN		118	2,893	673	118	3,566	826	1998	1985
W. Hartford, CT		2,650	5,980		2,650	5,980	127	2004	1905
Waco, TX		180	4,500		180	4,500	33	2004	1997
Wake Forest, NC		200	3,003	1,737	200	4,740	603	1998	1999
Waldorf, MD		620	8,380	2,819	620	11,199	1,886	1997	1998
Walterboro, SC		150	1,838	187	150	2,025	413	1999	1992
Waterford, CT		1,360	12,540		1,360	12,540	895	2002	2000
Waxahachie, TX		154	1,429		154	1,429	333	1996	1996
Westerville, OH		740	8,287	2,638	740	10,925	1,986	1998	2001
Wichita Falls, TX		470	3,010		470	3,010	23	2004	1997
Williamsburg, VA		374			374			2003
Wilmington, NC		210	2,991		210	2,991	482	1999	1999
Winston-Salem, NC		360	2,514	448	360	2,962	108	2003	1996

Total Assisted Living Facilities:	113,295	124,808	1,110,615	79,092	125,298	1,189,217	131,187
Skilled Nursing Facilities:
Agawam, MA		880	16,112	2,111	880	18,223	1,030	2002	1993
Baytown, TX		450	6,150		450	6,150	413	2002	2000
Beachwood, OH	19,439	1,260	23,478		1,260	23,478	1,959	2001	1990
Birmingham, AL		390	4,902		390	4,902	232	2003	1977
Birmingham, AL		340	5,734		340	5,734	234	2003	1974
Boise, ID		810	5,401		810	5,401	1,181	1998	1966
Boise, ID		600	7,383		600	7,383	1,427	1998	1997
Boynton Beach, FL		980	8,112		980	8,112	116	2004	1999
Braintree, MA		170	7,157	1,181	170	8,338	2,850	1997	1968
Brandon, MS		115	9,549		115	9,549	429	2003	1963
Bridgewater, NJ		1,850	3,050		1,850	3,050	10	2004	1970
Broadview Heights, OH	9,162	920	12,400		920	12,400	1,037	2001	1984
Bunnell, FL		260	7,118		260	7,118	107	2004	1985
Butler, AL		90	3,510		90	3,510	49	2004	1960
Byrdstown, TN			2,414			2,414	121	2004	1982
Canton, MA		820	8,201	250	820	8,451	579	2002	1993
Centerville, MA		1,490	9,650		1,490	9,650	22	2004	1982
Cheswick, PA		384	6,041	1,293	384	7,334	1,384	1998	1933

SCHEDULE III — Continued

					Gross Amount at Which Carried at
		Initial Cost to Company			Close of Period
(Dollars in thousands)				Cost Capitalized
			Buildings &	Subsequent to		Buildings &	Accumulated	Year	Year
Description	Encumbrances	Land	Improvements	Acquisition	Land	Improvements	Depreciation	Acquired	Built
Clearwater, FL	$0	$160	$7,218	$0	$160	$7,218	$99	2004	1961
Cleveland, MS			1,850			1,850	277	2003	1977
Cleveland, TN		350	5,000	122	350	5,122	463	2001	1987
Coeur d’Alene, ID		600	7,878		600	7,878	1,508	1998	1996
Columbia, TN		590	3,787		590	3,787	166	2003	1974
Dade City, FL		250	7,150		250	7,150	85	2004	1975
Daytona Beach, FL		470	5,930		470	5,930	77	2004	1986
Daytona Beach, FL		490	5,710		490	5,710	77	2004	1961
DeBary, FL		440	7,460		440	7,460	89	2004	1965
Dedham, MA		1,790	12,936		1,790	12,936	1,005	2002	1996
DeLand, FL		220	7,080		220	7,080	85	2004	1967
Denton, MD		390	4,010		390	4,010	252	2003	1982
Douglasville, GA		1,350	7,471		1,350	7,471	356	2003	1975
Easton, PA		285	6,315		285	6,315	2,464	1993	1959
Eight Mile, AL		410	6,110		410	6,110	303	2003	1973
Elizabethton, TN		310	4,604	336	310	4,940	506	2001	1980
Erin, TN		440	8,060	134	440	8,194	713	2001	1981
Eugene, OR		300	5,316		300	5,316	1,104	1998	1972
Fairfield, AL		530	9,134		530	9,134	412	2003	1965
Fall River, MA		620	5,829	4,847	620	10,676	1,735	1996	1973
Falmouth, MA		670	3,145	97	670	3,242	832	1999	1966
Florence, AL		320	3,975		320	3,975	212	2003	1972
Fort Myers, FL		636	6,026		636	6,026	1,574	1998	1984
Gardnerville, NV		182	1,718		182	1,718	477	2004	2004
Granite City, IL		610	7,143	842	610	7,985	1,629	1998	1973
Granite City, IL		400	4,303	707	400	5,010	946	1999	1964
Greeneville, TN		400	8,290		400	8,290	181	2004	1979
Hardin, IL		50	5,350	135	50	5,485	669	2002	1996
Harriman, TN		590	8,060	158	590	8,218	761	2001	1972
Herculaneum, MO		127	10,373	393	127	10,766	1,258	2002	1984
Hilliard, FL		150	6,990		150	6,990	1,236	1999	1990
Houston, TX		630	5,970	750	630	6,720	419	2002	1995
Indianapolis, IN		75	925		75	925	4	2004	1942
Jackson, MS		410	1,814		410	1,814	100	2003	1968
Jackson, MS			4,400			4,400	660	2003	1980
Jackson, MS			2,150			2,150	323	2003	1970
Jamestown, TN			6,707			6,707	335	2004	1966
Jefferson City, MO		370	6,730	301	370	7,031	814	2002	1982
Jonesboro, GA		840	1,921		840	1,921	112	2003	1992
Kent, OH		215	3,367		215	3,367	1,147	1989	1983
Kissimmee, FL		230	3,854		230	3,854	55	2004	1972
LaBelle, FL		60	4,946		60	4,946	76	2004	1985

SCHEDULE III — Continued

					Gross Amount at Which Carried at
		Initial Cost to Company			Close of Period
(Dollars in thousands)				Cost Capitalized
			Buildings &	Subsequent to		Buildings &	Accumulated	Year	Year
Description	Encumbrances	Land	Improvements	Acquisition	Land	Improvements	Depreciation	Acquired	Built
Lake Placid, FL	$0	$150	$12,850	$0	$150	$12,850	$157	2004	1984
Lakeland, FL		696	4,843		696	4,843	1,279	1998	1984
Littleton, MA		1,240	2,910		1,240	2,910	235	1996	1975
Longwood, FL		480	7,520		480	7,520	91	2004	1980
Louisville, KY		430	7,135	163	430	7,298	632	2002	1974
Louisville, KY		350	4,675	109	350	4,784	424	2002	1975
Lowell, MA		370	7,450		370	7,450	17	2004	1977
McComb, MS		120	5,786		120	5,786	254	2003	1973
Memphis, TN		970	4,246		970	4,246	217	2003	1981
Memphis, TN		480	5,656		480	5,656	267	2003	1982
Memphis, TN		940	5,963		940	5,963	149	2004	1951
Midwest City, OK		470	5,673		470	5,673	1,173	1998	1958
Millbury, MA		930	4,570		930	4,570	117	2004	1972
Mobile, AL		440	3,625		440	3,625	187	2003	1982
Monteagle, TN		310	3,318		310	3,318	135	2003	1980
Monterey, TN			4,195			4,195	210	2004	1977
Monticello, FL		140	4,471		140	4,471	71	2004	1986
Morgantown, KY		380	3,705		380	3,705	143	2003	1965
Moss Point, MS		120	7,280		120	7,280	90	2004	1933
Mountain City, TN		220	5,896	660	220	6,556	840	2001	1976
Naples, FL		550	5,450		550	5,450	14	2004	1968
Needham, MA		1,610	13,715	342	1,610	14,057	1,100	2002	1994
New Haven, IN		176	3,524		176	3,524	11	2004	1981
New Port Richey, FL		624	7,307		624	7,307	1,893	1998	1984
North Easton, MA		1,600	1,900		1,600	1,900	4	2004	1970
North Miami, FL		430	3,918		430	3,918	76	2004	1968
North Miami, FL		440	4,830		440	4,830	76	2004	1963
Norwalk, CT		410	2,118		410	2,118	6	2004	1971
Ormond Beach, FL			2,739	73		2,812	370	2002	1983
Panama City, FL		300	9,200		300	9,200	113	2004	1992
Payson, AZ		180	3,988		180	3,988	877	1998	1985
Pigeon Forge, TN		320	4,180	117	320	4,297	415	2001	1986
Pleasant Grove, AL		480	4,429		480	4,429	227	2003	1964
Plymouth, MA		440	6,220		440	6,220	14	2004	1968
Port St. Joe, FL		370	2,055		370	2,055	74	2004	1982
Prospect, CT		820	1,441		820	1,441	4	2004	1970
Pueblo, CO		370	6,051		370	6,051	1,302	1998	1989
Quincy, FL		200	5,333		200	5,333	85	2004	1983
Quitman, MS		60	10,340		60	10,340	121	2004	1976
Rheems, PA		200	1,575		200	1,575	56	2003	1996
Richmond, VA		1,211	2,889		1,211	2,889	202	2003	1995
Ridgely, TN		300	5,700	97	300	5,797	517	2001	1990

SCHEDULE III — Continued

					Gross Amount at Which Carried at
		Initial Cost to Company			Close of Period
(Dollars in thousands)				Cost Capitalized
			Buildings &	Subsequent to		Buildings &	Accumulated	Year	Year
Description	Encumbrances	Land	Improvements	Acquisition	Land	Improvements	Depreciation	Acquired	Built
Rochdale, MA	$0	$675	$11,847	$1,397	$675	$13,244	$764	2002	1995
Rockledge, FL		360	4,117		360	4,117	527	2001	1970
Rockwood, TN		500	7,116	742	500	7,858	766	2001	1979
Rogersville, TN		350	3,278		350	3,278	134	2003	1979
Royal Palm Beach, FL		980	8,320		980	8,320	104	2004	1985
Ruleville, MS			50			50	7	2003	1978
San Antonio, TX		560	7,315		560	7,315	496	2002	2000
Sandwich, MA		1,140	11,190		1,140	11,190	25	2004	1987
Santa Rosa, CA		1,460	3,880	63	1,460	3,943	1,290	1998	1968
Sarasota, FL		560	8,474		560	8,474	1,177	1999	2000
Sarasota, FL		600	3,400		600	3,400	10	2004	1982
Shelby, MS		60	5,340		60	5,340	64	2004	1979
South Boston, MA		385	2,002	5,211	385	7,213	1,237	1995	1961
South Pittsburg, TN		430	5,628		430	5,628	133	2004	1979
Southbridge, MA		890	8,110		890	8,110	196	2004	1976
Spring City, TN		420	6,085	2,579	420	8,664	758	2001	1987
St. Louis, MO		750	6,030		750	6,030	392	1995	1994
Starke, FL		120	10,180		120	10,180	124	2004	1990
Stuart, FL		390	8,110		390	8,110	98	2004	1985
Swanton, OH		330	6,370		330	6,370	15	2004	1950
Tampa, FL		830	6,370		830	6,370	95	2004	1968
Torrington, CT		360	1,261		360	1,261	4	2004	1966
Troy, OH		470	16,730		470	16,730	39	2004	1971
Tupelo, MS		740	4,092		740	4,092	205	2003	1980
Venice, FL		500	6,000		500	6,000	15	2004	1987
Vero Beach, FL		660	9,040	1,461	660	10,501	2,541	1998	1984
Wareham, MA		875	10,313	1,695	875	12,008	717	2002	1989
Webster, MA		234	3,580	712	500	4,026	954	1995	1986
Webster, MA		336	5,922	(271)	70	5,917	1,382	1995	1982
Webster, TX		360	5,940		360	5,940	401	2002	2000
West Haven, CT		580	1,620		580	1,620	4	2004	1971
West Palm Beach, FL		696	8,037		696	8,037	2,215	1998	1984
Westlake, OH	15,601	1,320	17,936		1,320	17,936	1,520	2001	1984
Westlake, OH		571	5,411		571	5,411	1,121	1998	1957
Westmoreland, TN	2,198	330	1,822	2,634	330	4,456	395	2001	1994
White Hall, IL		50	5,550	670	50	6,220	705	2002	1971
Woodbridge, VA		680	4,423		680	4,423	313	2002	1977
Worcester, MA		1,053	2,265	268	1,053	2,533	676	1997	1961
Worcester, MA		1,100	5,400		1,100	5,400	134	2004	1962

Total Skilled Nursing Facilities:	46,400	71,801	852,590	32,379	71,801	884,969	74,774

SCHEDULE III — Continued

					Gross Amount at Which Carried at
		Initial Cost to Company			Close of Period
(Dollars in thousands)				Cost Capitalized
			Buildings &	Subsequent to		Buildings &	Accumulated	Year	Year
Description	Encumbrances	Land	Improvements	Acquisition	Land	Improvements	Depreciation	Acquired	Built
Specialty Care Facilities:
Braintree, MA	$0	$350	$9,304	$4,370	$350	$13,674	$2,554	1998	1918
Chicago, IL		3,650	7,505	6,991	3,650	14,496	1,138	2002	1979
Clearwater, FL		950		29	979			1997	1975
New Albany, OH		3,020	27,445		3,020	27,445	1,596	2002	2003
Springfield, MA		2,100	14,978	7,822	2,100	22,800	3,845	1996	1952
Stoughton, MA		975	20,021	3,705	975	23,726	4,442	1996	1958

Total Specialty Care Facilities	0	11,045	79,253	22,917	11,074	102,141	13,575
Construction in Progress			25,463			25,463

Total Investment in Real Property Owned	$159,695	$207,654	$2,067,921	$134,388	$208,173	$2,201,790	$219,536

(1)	In June 2003, three wholly-owned subsidiaries of the Company completed the acquisitions of three assisted living facilities from Emeritus Corporation. The properties were subject to existing mortgage debt of $13,981,000. The three wholly-owned subsidiaries are included in the Company’s consolidated financial statements. Notwithstanding consolidation for financial statement purposes, it is the Company’s intention that the subsidiaries be separate legal entities wherein the assets and liabilities are not available to pay other debts or obligations of the consolidated Company.

(2)	In September 2003, four wholly-owned subsidiaries of the Company completed the acquisitions of four assisted living facilities from Emeritus Corporation. The properties were subject to existing mortgage debt of $24,291,000. The four wholly-owned subsidiaries are included in the Company’s consolidated financial statements. Notwithstanding consolidation for financial statement purposes, it is the Company’s intention that the subsidiaries be separate legal entities wherein the assets and liabilities are not available to pay other debts or obligations of the consolidated Company.

(3)	In September 2003, 17 wholly-owned subsidiaries of the Company completed the acquisitions of 17 assisted living facilities from Southern Assisted Living, Inc. The properties were subject to existing mortgage debt of $59,471,000. The 17 wholly-owned subsidiaries are included in the Company’s consolidated financial statements. Notwithstanding consolidation for financial statement purposes, it is the Company’s intention that the subsidiaries be separate legal entities wherein the assets and liabilities are not available to pay other debts or obligations of the consolidated Company.

SCHEDULE III — Continued
HEALTH CARE REIT, INC.

	Year Ended December 31
	2004	2003	2002
		(In thousands)
Investment in real estate:
Balance at beginning of year	$1,893,977	$1,420,397	$1,037,395
Additions:
Acquisitions	504,336	346,643	352,424
Improvements	33,538	64,878	57,282
Conversions from loans receivable	8,500	12,433	33,972
Other (1)	14,555	127,743	2,248

Total additions	560,929	551,697	445,926
Deductions:
Cost of real estate sold	(44,629)	(75,325)	(60,626)
Impairment of assets	(314)	(2,792)	(2,298)

Total deductions	(44,943)	(78,117)	(62,924)

Balance at end of year (2)	$2,409,963	$1,893,977	$1,420,397

Accumulated depreciation:
Balance at beginning of year	$152,440	$113,579	$80,544
Additions:
Depreciation expense	74,015	52,870	40,350
Deductions:
Sale of properties	(6,919)	(14,009)	(7,315)

Balance at end of year	$219,536	$152,440	$113,579

(1)	Represents assumed mortgages.

(2)	The aggregate cost for tax purposes for real property equals $2,411,323,000 at December 31, 2004.

HEALTH CARE REIT, INC.
SCHEDULE IV — MORTGAGE LOANS ON REAL ESTATE
December 31, 2004

					(In thousands)
							Principal Amount
							of Loans Subject
		Final	Periodic			Carrying	to Delinquent
	Interest	Maturity	Payment	Prior	Face Amount	Amount of	Principal or
Description	Rate	Date	Terms	Liens	of Mortgages	Mortgages	Interest
Sun Valley, CA (Specialty care facility)	7.10%	05/01/08	Monthly Payments $111,233		$18,800	$18,800	None
Lauderhill, FL (Skilled nursing facility)	11.05%	09/01/12	Monthly Payments $124,934		12,700	12,668	None
Oklahoma City, OK (Skilled nursing facility)	10.48%	07/01/06	Monthly Payments $106,582		12,204	12,204	None
Chicago, IL (Specialty care facility)	15.21%	12/31/06	Monthly Payments $209,479		11,900	11,793	None
Six skilled nursing facilities in Illinois and Missouri	5.75%	06/30/18	Monthly Payments $52,700		11,000	11,000	None
Eight skilled nursing facilities and three assisted living facilities in Florida, Tennessee and Kentucky	12.93%	02/01/07	Monthly Payments $80,100		8,702	7,434	None
Bala, PA (Skilled nursing facility)	10.50%	07/01/08	Monthly Payments $62,516		7,400	7,145	None
Five skilled nursing facilities in Texas	14.06%	03/31/07	Monthly Payments $68,500		12,198	7,051	None
Owensboro, KY (Skilled nursing facility)	10.90%	08/01/18	Monthly Payments $56,182		7,000	5,921	None
Six assisted living facilities in Maryland and Virginia	11.41%	07/01/07	Monthly Payments $53,865		5,000	5,245	None
Carrollton, GA (Assisted living facility)	9.00%	09/01/09	Monthly Payments $37,487		4,998	4,998	None
Nine assisted living facilities in Indiana	8.11%	01/01/17	Monthly Payments $31,622		7,600	4,679	None
25 mortgage loans relating to 31 skilled nursing facilities, 28 assisted living facilities and 5 specialty care facilities	From 1.98% to 15.21%	From 01/01/05 to 04/01/16	Monthly Payments from $406 to $212,425		59,543	46,328	None

Totals					$179,045	$155,266	$0

HEALTH CARE REIT, INC.

	Year Ended December 31
	2004	2003	2002
	(in thousands)
Reconciliation of mortgage loans:
Balance at beginning of year	$164,139	$179,761	$212,543
Additions:
New mortgage loans	30,057	48,117	85,006

	194,196	227,878	297,549
Deductions:
Collections of principal (1)	20,197	47,971	70,104
Conversions to real property	8,500	10,133	33,972
Charge-offs			2,554
Other (2)	10,233	5,635	11,158

Balance at end of year	$155,266	$164,139	$179,761

(1)	Includes collection of negative principal amortization.

(2)	Includes mortgage loans that were reclassified to working capital loans during the periods indicated.